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TIVO CORPORATION
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TIVO CORPORATION
Two Circle Star Way
San Carlos, California 94070
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2017
To Our Stockholders:
The annual meeting of stockholders of TiVo Corporation will be held at our offices located at 2160 Gold Street, San Jose, California 95002 on April 26, 2017, beginning at 9:00 a.m., local time. Directions to the annual meeting can be found at www.tivo.com. We are holding the meeting to act on the following matters:

1)
Election of Directors. You will have the opportunity to elect eight members of the Board of Directors for a term of one year. The following eight persons are our nominees: Thomas Carson; Alan L. Earhart; Eddy W. Hartenstein; Jeffrey T. Hinson; James E. Meyer; Daniel Moloney; Raghavendra Rau; and Glenn W. Welling.

2)
Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

3)	Advisory Vote to Approve Named Executive Officer Compensation. You will be asked for an advisory vote to approve named executive officer compensation.

4)
Advisory Vote on Frequency of Advisory Votes on Named Executive Officer Compensation. You will be asked for an advisory vote to approve how often the company should submit an advisory vote to approve named executive officer compensation.

5)
Advisory Vote to Approve Transfer Restrictions in the Company’s Amended and Restated Certificate of Incorporation. You will be asked for an advisory vote to approve the transfer restrictions set forth in Article X of the company’s Amended and Restated Certificate of Incorporation.

6)	Other Business. We will also transact any other business that is properly raised at the meeting.

We cordially invite all stockholders to attend the annual meeting in person. If you were a stockholder as of the close of business on March 1, 2017, you are entitled to vote at the annual meeting. A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our headquarters in San Carlos for at least ten days prior to the meeting for any purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas Carson, President & CEO
Dated: March 15, 2017
San Carlos, California

YOUR VOTE IS IMPORTANT
We are using Securities and Exchange Commission rules that allow us to make our proxy statement and related materials available on the Internet. Accordingly, we are sending a “Notice of Internet Availability of Proxy Materials” to our stockholders of record instead of a paper proxy statement and financial statements. The rules provide us the opportunity to save money on the printing and mailing of our proxy materials and to reduce the impact of our annual meeting on the environment. We hope that you will view our annual meeting materials over the Internet if possible and convenient for you. Instructions on how to access the proxy materials over the Internet or to request a paper or email copy of our proxy materials may be found in the notice you received.
Whether or not you expect to attend the annual meeting, please make sure you vote so that your shares will be represented at the meeting. Our stockholders can vote over the Internet or by telephone as specified in the accompanying voting instructions or by completing and returning a proxy card. This will ensure the presence of a quorum at the annual meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

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PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting Information

Time and Date:	9:00 a.m., local time, on Wednesday, April 26, 2017
Place:	Offices located at 2160 Gold Street, San Jose, California 95002
Record Date:	March 1, 2017
Voting:	•	Stockholders as of the record date are entitled to vote.
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You can vote over the Internet or by telephone or by completing and returning a proxy card or, if you hold shares in a brokerage account in your broker’s name (in “street name”), a voting instruction form as supplied by your broker.

	•	See the voting instructions for Internet and telephone voting in the Notice of Availability or in the materials sent to you for more information.
Attending the Annual Meeting:	•	In Person: The meeting starts at 9:00 a.m. local time. You will be required to present proof of identification and stock ownership in order to attend the meeting.
	•	You do not need to attend the annual meeting to vote if you have submitted your proxy or otherwise voted your shares in advance of the meeting.
Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)
Election of 8 directors	For each director nominee	5
Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017	For	10
Advisory resolution on named executive officer compensation	For	12
Advisory resolution on frequency of advisory resolution on named executive officer compensation	Select “one year”	13
Advisory resolution on transfer restrictions	For	14

Corporate Governance Highlights

Governance Matter	Summary Highlights	Page Reference (for more detail)
Board Independence	Independent nominees: 7 out of 8 Independent chairman: James E. Meyer Independent Board committees: All	15
Director Elections	Frequency: Annual Voting standard for uncontested elections: Majority of votes cast	5, 9
Meeting Attendance	All directors attended at least 75% of the total number of meetings of our Board and committees on which the director served in 2016	16
Evaluating and Improving Board Performance	Board evaluations: Annual Committee evaluations: Annual	16
Aligning Director and Stockholder Interests	Director stock ownership guidelines: Yes Director equity grants: Yes Director compensation limits: Yes	46

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PROXY STATEMENT SUMMARY

Governance Matter		Summary Highlights	Page Reference (for more detail)
Stockholder Engagement and Executive and Director Compensation Changes	We are committed to ensuring our executive compensation program is effective in aligning our executive pay with our performance and our stockholders’ interests. We engage with our stockholders on our executive compensation program and corporate governance and have made the following fundamental changes to our compensation program:		30
	•	Adjusted our 2016 executive pay positioning philosophy downward to target overall target compensation at the 50th percentile of peer data;
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Reduced our 2016 executive pay levels to reflect this new philosophy, resulting in (i) no increases to base salary for our named executive officers in 2016; (ii) no increases in target bonuses for our named executive officers in 2016; and (iii) reduction of 2016 equity award target values ranging from 48% to 57% compared to the 2015 long-term equity incentive grants;

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Changed our CEO’s 2016 equity compensation mix so that performance vesting awards represent the largest component (40%) of his annual target equity award and stock options represent the smallest component (25%) of his annual target equity award;

•
Increased the threshold level of corporate performance goals necessary for our named executive officers to earn any annual performance bonus in 2016 to 75% and further increased the threshold level to 90% for 2017;

	•	Increased our CEO stock ownership guideline in 2016 to 5x annual base salary and further in 2017 to 6x annual base salary;
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Changed our long-term performance vesting awards (beginning in 2015) to be measured over a three-year performance period based upon the achievement of two equally weighted objective performance factors (a relative total stockholder return metric and a compound annual growth rate and margin target);

	•	Clarified measures and goals for all incentive plans in the proxy statement (beginning in 2015) to show rigor of short-term and long-term incentive targets;
	•	Adopted a clawback policy beginning in 2015;
	•	Eliminated the discretionary incentive elements from our senior executive bonus plan beginning in 2015; and
	•	Modified our peer group in both 2015 and 2016 to remove companies whose revenues and market capitalizations were too large to be appropriate for pay positioning purposes.
Director Compensation Changes	We are committed to ensuring our compensation program for the non-employee members of our Board of Directors is effective in aligning pay with market metrics and is our stockholder’s interests. We have made the following key changes for our director compensation program:		60
•
Eliminated the automatic initial restricted stock grant under our non-employee director compensation program that previously had a market value equal to $440,000 on the grant date, beginning with any non-employee directors joining our Board of Directors after October 2015; and

•
Added a limitation on the total annual compensation that may be paid or granted to any non-employee director for service on our Board of Directors, which was approved by our stockholders in April 2016.

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PROXY STATEMENT

TIVO CORPORATION
Two Circle Star Way
San Carlos, California 94070

PROXY STATEMENT
For the
Annual Meeting of Stockholders
To be held on April 26, 2017

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The Board of Directors (sometimes referred to as the “Board”) of TiVo Corporation (sometimes referred to as the “company” or “TiVo”) is soliciting your proxy for our 2017 annual meeting of stockholders (the “annual meeting” or “meeting”). The annual meeting will be held at our office located at 2160 Gold Street, California 95002 on April 26, 2017, beginning at 9:00 a.m., local time. Our telephone number is (408) 562-8400. We are first distributing this proxy statement and voting instructions on or about March 15, 2017.
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Instead of mailing paper proxy materials, we sent a “Notice of Internet Availability of Proxy Materials” to our stockholders of record. We refer to that notice as the “Notice of Availability.” The Notice of Availability provides instructions on how to view our proxy materials over the Internet, how to vote and how to request a paper or email copy of our proxy materials. This method of providing proxy materials is permitted under rules adopted by the Securities and Exchange Commission (“SEC”). We hope that following this procedure will allow us to save money on the printing and mailing of those materials and to reduce the impact that our annual meeting has on the environment.
We intend to mail the Notice of Availability on or about March 15, 2017 to all stockholders of record entitled to vote at the annual meeting.
What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will be available to discuss our performance and respond to questions from stockholders.
Who can vote at the annual meeting?
The Board of Directors set March 1, 2017 as the record date for the annual meeting. If you owned our common stock at the close of business on March 1, 2017, you may attend and vote at the annual meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the annual meeting. As of the record date, 121,150,043 shares of common stock, representing the same number of votes, were outstanding.
What is the quorum requirement for the annual meeting?
A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the annual meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present in person or represented by proxy at the annual meeting.

PROXY STATEMENT

How do I vote my shares without attending the annual meeting?
You can vote over the Internet or by telephone or by completing and returning a proxy card or, if you hold shares in a brokerage account in your broker’s name (in “street name”), a voting instruction form as supplied by your broker. Voting instructions for Internet and telephone voting can be found in the Notice of Availability or in the materials sent to you. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on April 25, 2017.
Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
How can I vote my shares in person at the annual meeting?
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to attend the meeting in person, please bring proof of identification to the meeting. If you hold your shares in street name, your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you bring an account statement and a letter of authorization from the broker that holds your shares to the meeting.
How can I change my vote after I return my proxy?
You may revoke your proxy (including any Internet or telephone vote) and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it. Only the latest validly executed proxy that you submit will be counted.
What proposals are scheduled to be voted on at the annual meeting?
The following proposals are scheduled for a vote at the annual meeting:

•	Proposal No. 1: the election of each of the named nominees for director;

•	Proposal No. 2: the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•	Proposal No. 3: the advisory vote to approve named executive officer compensation;

•	Proposal No. 4: the advisory vote on the frequency of the advisory vote to approve named executive officer compensation; and

•	Proposal No. 5: the advisory vote to approve the transfer restrictions in the company’s Amended and Restated Certificate of Incorporation.
Will there be any other matters considered at the annual meeting?
We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter.
What vote is required for each proposal?
Election of Directors. You may vote “FOR” or “AGAINST” a nominee for our Board of Directors or “ABSTAIN” from voting as to a nominee. Our Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. Therefore, in an uncontested election, each nominee who receives a majority of the votes cast (the number of shares voted “for” the nominee exceeds the number of votes cast “against” that nominee) will be elected, assuming a quorum is present. In a contested election, however, directors are instead elected by a plurality of the votes cast, meaning that the eight nominees receiving the most votes would be elected. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named

PROXY STATEMENT

in this proxy statement. Abstentions and broker non-votes are not counted as votes cast and therefore will not have any effect on the outcome of this proposal.
Ratification of Independent Registered Public Accounting Firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm. The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.
Advisory Vote to Approve Named Executive Officer Compensation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the non-binding advisory vote on named executive officer compensation. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal. While the results of this advisory vote are non-binding, our compensation committee will consider the outcome of the vote in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for named executive officers.

Advisory Vote on Frequency of the Advisory Vote to Approve Named Executive Officer Compensation. In voting on this resolution, you may vote for one, two or three years based on your preference as to the frequency with which an advisory vote on named executive officer compensation should be held. If you have no preference, you may also vote to “ABSTAIN”. Abstentions will be counted towards the vote total, but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote, and broker non-votes will not have any effect on the outcome of this proposal. While the results of this advisory vote on the frequency with which an advisory vote on named executive officer compensation are non-binding, our Board of Directors and compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future advisory votes on compensation of our named executive officers.
Advisory Vote to Approve Transfer Restrictions in the Company’s Amended and Restated Certificate of Incorporation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the non-binding advisory vote on the transfer restrictions set forth in Article X of the company’s Amended and Restated Certificate of Incorporation attached as Annex A to this proxy statement. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal. While the results of this advisory vote are non-binding, our Board of Directors will give careful consideration to the outcome of the vote in deciding whether any actions are necessary to address the concerns raised by the vote.
All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
What are the recommendations of the Board of Directors?
The recommendation of our Board of Directors is set forth together with the description of each proposal in this proxy statement. In summary, our Board of Directors recommends a vote FOR the election of each of the named nominees for director, FOR ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017. With respect to the advisory votes, our Board of Directors recommends a vote FOR the compensation of our named executive officers, SELECT one year as to the frequency of holding advisory votes on named executive officer compensation and FOR the transfer restrictions in the company’s Amended and Restated Certificate of Incorporation.

Where can I find the voting results?

The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

PROXY STATEMENT

A NOTE REGARDING OUR PROXY STATEMENT

The company was incorporated in Delaware on April 28, 2016 in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 28, 2016 (the “Merger Agreement”), by and among TiVo, Rovi Corporation (“Rovi”), TiVo Inc. (now known as TiVo Solutions Inc.) (“TiVo Inc.”), Nova Acquisition Sub, Inc. and Titan Acquisition Sub, Inc. On September 7, 2016 (the “TiVo Acquisition Date”), the parties consummated the transactions whereby Nova Acquisition Sub, Inc. was merged with and into Rovi, and Titan Acquisition Sub, Inc. was merged with and into TiVo Inc., with each of Rovi and TiVo Inc. surviving their respective mergers as wholly owned subsidiaries of the company (collectively, the “Mergers”).

Please note that unless indicated otherwise, the discussions in “Executive Compensation” and “Non-Employee Director Compensation” reflect the disclosures of Rovi, and with respect to the period following the TiVo Acquisition Date, TiVo, as the successor registrant to Rovi, and with respect to certain disclosures in “Non-Employee Director Compensation,” TiVo Inc., for previous fiscal year(s). These disclosures, which include descriptions of the practices and policies for each of Rovi (and TiVo, as the successor registrant to Rovi) and TiVo Inc., are provided for your information to the extent they relate to the company’s current executives and Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members, a majority of whom are “independent” under applicable rules of the SEC. Our Bylaws provide that our Board of Directors shall have not less than five members, with the exact number of directors to be fixed from time to time by the Board of Directors.
The corporate governance and nominating committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the company’s business. To that end, the committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the corporate governance and nominating committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the committee to recommend that person as a nominee. Each corporate governance and nominating committee member may have a variety of reasons, however, for believing that a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members. Each of the nominees listed below is currently a director of the company who was previously elected by the stockholders, except for Messrs. Hinson and Moloney. In September 2016, in accordance with the terms of the Merger Agreement, Rovi’s board of directors and TiVo Inc.'s board of directors mutually agreed that Messrs. Hinson and Moloney would join the Board of Directors.
In February 2017, Mr. N. Steven Lucas notified the Board that he would not stand for re-election. Accordingly, and based on the above criteria, our corporate governance and nominating committee has recommended the eight individuals listed below to stand for election at the annual meeting of stockholders this year and our Board of Directors has approved the nomination of these eight directors to stand for election. Each director will be elected to serve until the next annual meeting of stockholders, or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Each nominee for director below has consented to be named in this proxy statement and has agreed to serve as a director if elected by the stockholders. If any nominee named in this proxy statement should become unable to serve or for good cause will not serve as a director prior to the meeting, our Board of Directors may designate a substitute nominee to fill the vacancy and proxies will be voted for that substitute nominee. If any such substitute nominee(s) are designated, we will file an amended proxy statement and proxy card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the SEC.
There are no family relationships among our executive officers, directors and nominees for director.
Nominees for Director
You are being asked to vote on the eight director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these eight nominees. All of our nominees for director are current members of our Board of Directors.

Name of Director Nominee	Age	Director Since*	Position
Thomas Carson	57	2011	Director; President and Chief Executive Officer
James E. Meyer	62	1997	Chairman of the Board; Independent Director
Alan L. Earhart	73	2008	Independent Director
Eddy W. Hartenstein	66	2015	Independent Director
Jeffrey T. Hinson	62	2007	Independent Director
Daniel Moloney	57	2013	Independent Director
Raghavendra Rau	67	2015	Independent Director
Glenn W. Welling	46	2015	Independent Director

*
The “Director Since” column above denotes the year in which such member joined as a director of TiVo Corporation or one of its subsidiaries, Rovi Corporation, TiVo Inc., Rovi Solutions Corporation (formerly Macrovision Corporation) or Rovi Guides, Inc. (formerly Gemstar-TV Guide International, Inc. (“Gemstar”)).

PROPOSAL 1: ELECTION OF DIRECTORS

Thomas Carson.

• Mr. Carson has served as our President and Chief Executive Officer and a member of our Board of Directors since December 2011.
• Mr. Carson previously was Executive Vice President, Worldwide Sales & Marketing since May 2008 when the acquisition of Gemstar-TV Guide International by the company was completed.
• From April 2006 to May 2008, Mr. Carson served in various capacities at Gemstar, including President of the North American IPG business and President for North American CE business.
• Prior to joining Gemstar, Mr. Carson held various executive positions at Thomson Multimedia Corporation (“Thomson”), including Executive Vice President of Operational Efficiency programs, Executive Vice President, Global Sales and Services and Executive Vice President of Patents & Licensing.

Qualifications: Mr. Carson holds a B.S. in business administration and an MBA from Villanova University. We believe Mr. Carson is qualified to sit on our Board of Directors as he is our President and Chief Executive Officer.

Age: 57
Director since: 2011

James E. Meyer.

• Mr. Meyer has served as our Chairman of the Board since July 2015 and a member of our Board since May 2008.
• Mr. Meyer has served as Chief Executive Officer of Sirius XM Radio since December 2012.
• Mr. Meyer served as President of Sirius Satellite Radio from April 2004 to December 2012.
• From 1997 to 2002, Mr. Meyer served in various capacities at Thomson.
• Mr. Meyer served as a member of the Board of Directors of Gemstar from 1997 until May 2008.

Qualifications: Mr. Meyer holds a B.S. in economics and an MBA from St. Bonaventure University. Mr. Meyer currently serves on the board of directors of SiriusXM. With his years of managerial experience, both at Sirius and Thomson, we believe Mr. Meyer brings to our Board of Directors demonstrated management ability at senior levels and critical industry, technology and operational insights.

Age: 62
Director since: 1997

Alan L. Earhart.

• Mr. Earhart retired as partner of PricewaterhouseCoopers LLP, an accounting and consulting firm, in 2001. At the time of his retirement, he served as Managing Partner for PricewaterhouseCoopers’ Silicon Valley office.
• From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand and its successor entity, PricewaterhouseCoopers LLP.

Qualifications: Mr. Earhart holds a B.S. in accounting from the University of Oregon. Mr. Earhart currently serves on the Board of Directors of NetApp, a computer storage and data management company, and Brocade Communications Systems Inc., a data center networking solution company. From his experience as a partner at a major accounting firm, we believe Mr. Earhart has extensive knowledge of accounting issues and valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of publicly-reporting companies, as well as technology industry insight.

Age: 73
Director since: 2008

PROPOSAL 1: ELECTION OF DIRECTORS

Eddy W. Hartenstein.

• Mr. Hartenstein served as President and Chief Executive Officer of the Tribune Company, a multimedia, publishing, digital media and broadcasting company, from May 2011 to January 2013.
• Mr. Hartenstein was also publisher and Chief Executive Officer of the Los Angeles Times from August 2008 to August 2014.
• Previously, Mr. Hartenstein served as President of DIRECTV, Inc., a television service provider, from its inception in 1990 through 2001 and then as its Chairman and Chief Executive Officer from 2001 to 2003, when News Corporation purchased a controlling interest in the company. He continued as Vice Chairman of The DIRECTV Group until 2004.
• Mr. Hartenstein was inducted into the Consumer Electronics Association Hall of Fame in 2008, the Broadcasting and Cable Hall of Fame in 2002 and the National Academy of Engineering in 2001, and received an Emmy® from the National Academy of Television Arts and Sciences for lifetime achievement in 2007.

Qualifications: Mr. Hartenstein holds a B.S. in aerospace engineering, a B.S. in mathematics and an honorary Doctor of Science from California State Polytechnic University, Pomona, and an M.S. in applied mechanics from the California Institute of Technology. Mr. Hartenstein currently serves as the lead independent director of Sirius XM Radio Inc. and as a director of Broadcom Corporation, an analog and digital semiconductor connectivity solutions company, City of Hope, a private, not-for-profit clinical research center, hospital and medical school, Tribune Publishing and SanDisk Corporation, a flash memory storage device and software company. We believe, Mr. Hartenstein’s experience in the media and service provider industries, senior leadership, as well as his previous operational experience, including serving as the chief executive officer, of large, complex, publicly-held companies brings technological and industry expertise to our Board of Directors.

Age: 66
Director since: 2015

Jeffrey T. Hinson.

• Mr. Hinson has served as President of YouPlus Media L.L.C., an online video content marketing company, since June 2009.
• From July 2007 to July 2009, Mr. Hinson served as Chief Executive Officer of Border Media Partners.
• Mr. Hinson was an independent Financial Consultant from January 2006 to June 2007.
• From March 2004 to June 2005, Mr. Hinson served as Executive Vice President and Chief Financial Officer of Univision Communications, a Spanish language media company.
• Previously, Mr. Hinson served as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision Communications, from September 2003 to March 2004, and later, as a consultant to Univision Communications, from June 2005 to December 2005.

Qualifications: Mr. Hinson holds a BBA from the University of Texas at Austin and an MBA from the University of Texas Business School. Mr. Hinson currently serves as chairman of the board of directors of Windstream Corporation, a provider of voice and data network communications, and as a director of Live Nation Entertainment, Inc., a global entertainment company. Mr. Hinson has extensive financial and accounting experience that will provide valuable insight to our Board of Directors.

Age: 62
Director since: 2007

PROPOSAL 1: ELECTION OF DIRECTORS

Daniel Moloney.

• Mr. Moloney has served as Executive Partner of Siris Capital Group, LLC, a technology/telecom focused private equity company, since November 2013.
• Mr. Moloney served as President of Motorola Mobility, Inc., a consumer electronics and telecommunications company, from September 2010 until June 2012.
• From April 2010 to August 2010, Mr. Moloney served President and Chief Executive Officer of Technitrol, Inc.
• Mr. Moloney served as Executive Vice President and President, Home and Networks Mobility of Motorola, Inc. from April 2007 until March 2010.
• From June 2002 to March 2007, Mr. Moloney served as Executive Vice President and President, Connected Home Solutions of Motorola, Inc.

Qualifications: Mr. Moloney holds a bachelor’s degree in engineering from the University of Michigan and an MBA from the University of Chicago. Mr. Moloney currently serves on the boards of directors of Stratus Technologies, Polycom and Digital River. He also serves on the board of The Cable Center, an industry non-profit company. We believe Mr. Moloney’s nearly 30 years of experience in providing leading technology to the cable industry will provide unique contributions to our Board of Directors.

Age: 57
Director since: 2013

Raghavendra Rau.

• Mr. Rau served as Chief Executive Officer of SeaChange International Inc., a video software technology company, from November 2011 to October 2014 and was a member of its board from July 2010 until October 2014.
• Mr. Rau has held a number of senior leadership positions with Motorola Inc. from 1992 to 2008, including Senior Vice President of Strategy and Business Development of the Networks & Enterprise business, Senior Vice President of the Mobile TV Solutions business, and Corporate Vice President of Marketing and Professional Services.

Qualifications: Mr. Rau holds a bachelor's degree in engineering from the National Institute of Technology (Surathkal, India) and an MBA from the Indian Institute of Management (Ahmedabad). Mr. Rau served on the board of Aviat Networks, a wireless networking company, from November 2010 to January 2015, and on the board of Microtune, Inc., a silicon and subsystems company from May 2010 to December 2010. We believe Mr. Rau brings extensive prior experience in the service provider industry, senior leadership experience including serving as a chief executive officer and valuable experience in the implementation of corporate strategy to the Board of Directors.

Age: 67
Director since: 2015

Glenn W. Welling.

• Mr. Welling has been the Chief Investment Officer and Principal of Engaged Capital, LLC since its founding in 2012.
• Prior to founding Engaged Capital, Mr. Welling was a principal and managing director of research at Relational Investors, LLC, which he joined in July 2008 and was responsible for the research in the equity fund's consumer, healthcare and utility group.
• Form February 2002 to May 2008, Mr. Welling was a Managing Director of Credit Suisse Group AG, where he also served as the Head of the Investment Banking Department’s Advisory Business.

Qualifications: Mr. Welling holds a B.S. in economics from the University of Pennsylvania. Mr. Welling has been a member of the board of directors of Jamba, Inc., a leading restaurant retailer of better-for-you food and beverage offerings, since January 2015 and on the board of Medifast, Inc., a manufacturer and provider of weight-loss and healthy living products and programs, since June 2015. We believe Mr. Welling brings extensive financial expertise to our Board of Directors.

Age: 46
Director since: 2015

PROPOSAL 1: ELECTION OF DIRECTORS

Required Vote and Board Recommendation
Our Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. The election of directors pursuant to this Proposal is an uncontested election, and, therefore, the majority vote standard will apply. Therefore, each nominee who receives a majority of the votes cast (the number of shares voted “for” the nominee exceeds the number of votes cast “against” that nominee) will be elected, assuming a quorum is present. You may vote “for” a nominee for our Board of Directors, you may vote “against” a nominee, or you may “abstain” from voting as to a nominee. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. If a nominee receives a greater number of votes “against” from his or her election than votes “for” such nominee, such nominee shall offer to tender his or her resignation to the Board in accordance with our Bylaws. Abstentions and broker non-votes are not counted as votes cast and therefore will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2017. You are being asked to ratify this selection. In the event that the stockholders do not approve the selection of Ernst & Young, our audit committee will reconsider the appointment of the independent registered public accounting firm. Our audit committee has the authority to change our independent registered public accounting firm at any time, even if the stockholders ratify the selection of Ernst & Young.
Ernst & Young, who performed our audit services for fiscal year 2016, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our independent registered public accounting firm since June 5, 2008. Ernst & Young performed all of its services in 2016 at customary rates and terms. The audit report of Ernst & Young on the consolidated financial statements of the company and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
We expect that one or more representatives of Ernst & Young will be present in person or by telephone at the meeting, will be able to make a statement if they wish to do so, and will be able to respond to appropriate questions from the stockholders present at the meeting.
Principal Independent Registered Public Accounting Firm Fees and Services
The following table presents fees for professional audit services rendered by Ernst & Young for the audit of our annual financial statements for 2016 and 2015, and fees billed for other services rendered by Ernst & Young during 2016 and 2015.

Type of Fees	Fees for Fiscal 2016	Fees for Fiscal 2015
Audit Fees (1)	$2,960,407	$2,319,131
Audit-Related Fees (2)	423,899	170,000
Tax Fees (3)	359,599	122,415
All Other Fees (4)	2,000	66,000

Total Fees	$3,745,905	$2,677,546

(1)
Audit Fees consist of fees for: professional services rendered for the audit of our consolidated financial statements included in our annual report and the review of our interim financial statements included in our quarterly reports; statutory audits of our subsidiaries; services provided in connection with the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002; and services that are normally provided by Ernst & Young in connection with regulatory filings or engagements.

(2)
Audit-Related Fees in 2016 consist of fees paid in connection with the due diligence services related to the acquisition of TiVo Inc. Audit-Related Fees in 2015 consist of fees paid in connection with the carve-out audit of the DivX Business.

(3)	Tax Fees consist of fees for tax compliance and tax advice.

(4)
Other fees in 2016 consist of fees paid for the Ernst & Young online accounting research tool. Other fees in 2015 consist of fees paid for a network security project and the Ernst & Young online accounting research tool.

All the fees described above were approved by our audit committee.
The audit committee must pre-approve, except as provided below, all audit related services and non-audit services provided by our independent registered public accounting firm. However, for de minimus audit related services or permitted non-audit services, the audit committee may approve such services after the fact if the following conditions are met:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of fees paid by us to our accounting firm during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of engagement as being audit related or non-audit related services; and

•	such services are promptly brought to the attention of the audit committee and approved by the audit committee prior to completion of the annual audit.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In making its recommendation to ratify the appointment of Ernst & Young as our independent registered public accounting firm for 2017, the audit committee has determined that all such services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations, and during 2016, were pre-approved by the audit committee in accordance with the audit committee pre-approval policy that is attached as an exhibit to our audit committee charter. A copy of our audit committee charter and the pre-approval policy attached as Exhibit A to our audit committee charter are on file with the SEC and are available in the investor relations section of our website at www.tivo.com.
The audit committee has determined the services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young.
Required Vote and Board Recommendation
Stockholder ratification of our selection of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At our 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that the company solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. We have adopted a policy that is consistent with that preference. In accordance with that policy and as required pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Our compensation committee, which is responsible for designing and administering the company’s executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation and alignment with the long-term interests of the company’s stockholders. We believe the compensation program for the named executive officers has been instrumental in helping the company achieve strong corporate performance in the challenging macroeconomic environment over the past few years. We encourage you to carefully review the section entitled “Compensation Discussion and Analysis” contained in this proxy statement for additional details on the company’s executive compensation, including the company’s compensation philosophy and objectives, as well as the reasons and processes for how our compensation committee determined the structure and amounts of the 2016 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to such tables.”

Adoption of this resolution will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The results of this advisory vote are not binding upon the company. However, our compensation committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act requirements and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on how often the company should submit a “say on pay” proposal, as provided for in Proposal 3, to our stockholders. We are providing our stockholders with the following choices: the choice of whether the “say on pay” advisory vote should be submitted to the stockholders annually, every two years, or every three years, or, the choice to abstain from voting.
Our Board of Directors believes that the “say on pay” advisory vote should be submitted to the stockholders each year, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. Through public discourse (not among our Board of Directors), diverging views have been expressed on this question but our Board believes that a vote every year would allow stockholders meaningful input into the design and results of our compensation decisions. We understand that our stockholders may have different views as to what is the best approach for board of directors, and we look forward to hearing from our stockholders on this proposal.
“RESOLVED, that the company’s stockholders determine, on an advisory basis, that the frequency with which the stockholders of the company wish to have an advisory vote on the compensation of the company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure) is:

Choice 1 - one year;
Choice 2 - two years;
Choice 3 - three years; or
Choice 4 - abstain from voting.”
Our stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Our stockholders may choose among the four choices included in the resolution above. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.
The results of this advisory vote are not binding upon the company. However, our Board of Directors values the opinions expressed by stockholders in their vote, and will give careful consideration to the choice above that receives the largest number of votes cast when determining the frequency of future advisory votes on named executive officer compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT “one year” AS THE FREQUENCY WITH WHICH THE COMPANY SHOULD PROVIDE ITS STOCKHOLDERS WITH ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5: ADVISORY VOTE ON TRANSFER RESTRICTIONS IN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL 5: ADVISORY VOTE ON TRANSFER RESTRICTIONS IN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

In September 2016, in connection with the closing of the transactions contemplated by the Merger Agreement, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective. As previously disclosed in the Form S-4 and joint proxy statement, as amended, filed by the company in connection with the Mergers, the Charter contained, among other things, transfer and ownership restrictions set forth in Article X. These transfer and ownership restrictions are designed to protect a valuable corporate tax asset, and the company is seeking an advisory vote of stockholders to indicate their support for the restrictions as further described below.

Background

On April 28, 2016, the board of directors of Rovi adopted a Section 382 rights plan (the “Section 382 Rights Plan”) and declared a dividend distribution of one right for each outstanding share of the Rovi’s common stock to stockholders of record at the close of business on May 19, 2016. The description and terms of the Section 382 Rights Plan are set forth in a Section 382 Rights Agreement, dated as of April 28, 2016 (the “Section 382 Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. The board of directors of Rovi adopted the Section 382 Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on the Rovi’s ability to use its net operating loss carryforwards (“NOLs”). The NOLs amount was $1.2 billion as of December 31, 2016. If Rovi had experienced an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the Rovi’s ability to fully utilize the NOLs on an annual basis would have been substantially limited, and the timing of the usage of the NOLs could have been substantially delayed, which could therefore have significantly impaired the value of those benefits. The Section 382 Rights Plan was intended to act as a deterrent to any person acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.91% or more of Rovi’s outstanding common stock within the meaning of Section 382 of the Code, without the approval of the Rovi board of directors. The Section 382 Rights Agreement expired by its terms upon consummation of the Mergers.

In order to preserve the company’s ability to fully utilize the NOLs following expiration of the 382 Rights Plan that occurred upon consummation of the Mergers, the company adopted certain restrictions in Article X of its Charter that apply to transfers made by 4.91% or more stockholders, transferees related to a 4.91% or more stockholder, transferees acting in coordination with a 4.91% or more stockholder, or transfers that would result in a stockholder becoming a 4.91% or more stockholder. These restrictions were intended to replace, with generally similar effect, the protections of the 382 Rights Plan, and were also described in detail in the proxy statement related to the Mergers. At the time of the Mergers, we contemplated seeking this stockholder advisory vote at our 2017 annual meeting, as we would have had the 382 Rights Plan remained in effect, in order to provide our stockholders the opportunity to express their views as to the continued use of the Charter provisions to preserve the company’s valuable corporate tax asset. Such restrictions will expire on the earlier of (i) the repeal of Section 382 of the Code or any successor statute if our Board of Directors determines that such restrictions are no longer necessary or desirable for the preservation of certain tax benefits, (ii) the beginning of a taxable year to which our Board of Directors determines that no tax benefits may be carried forward or (iii) such other date as our Board of Directors shall fix in accordance with the Charter.

Article X of the Charter is attached to the electronic version of this proxy statement filed with the SEC as Annex A. The Charter is available for review in the investor relations’ section on the company’s corporate website at www.tivo.com.

As a matter of good corporate governance, we are asking our stockholders to indicate their support for the transfer restrictions set forth in Article X of the Charter as described in this proxy statement by voting “FOR” the following resolution at the annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the transfer restrictions set forth in Article X of the company’s Amended and Restated Certificate of Incorporation.”

Adoption of this resolution will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

The results of this advisory vote are not binding upon the company. However, our Board of Directors values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE TRANSFER RESTRICTIONS IN THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

INFORMATION ABOUT OUR BOARD OF DIRECTORS
Board Leadership Structure and Risk Oversight
Board Leadership Structure. We separate the roles of chief executive officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the Chairman of the Board of Directors provides guidance to the chief executive officer and sets the agenda for Board meetings and presides over meetings of the full Board. We also believe that separation of the positions reinforces the independence of the Board of Directors in its oversight of the business and affairs of the company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the company and its stockholders. Our Chairman of the Board of Directors, is “independent” and presides at all executive sessions of “non-management” directors.
Risk Oversight. The Board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies. The company’s compensation committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and arrangements. The audit committee oversees management of financial risks. The corporate governance and nominating committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed of such risks through committee reports at the Board of Directors meeting following a given committee meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
The company has a formal compliance program, which includes a risk management committee comprised of key operational, financial and legal personnel who regularly assess risks to the company. In addition to the company’s formal compliance program, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the company. As a result, the Board of Directors (and its committees) periodically asks the company’s executives to discuss the most likely sources of material future risks and how the company is addressing any significant potential vulnerability.
Independence of Directors
As required by the NASDAQ listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ.
Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and the company, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that each of the company’s directors who served on the Board of Directors in 2016 and all current nominees for the Board of Directors, are independent directors, except Mr. Carson, the company’s President and Chief Executive Officer, who is not an independent director by virtue of his employment with the company.
Departing Director
Mr. N. Steven Lucas, a director since 2015, has decided not to stand for re-election when his term expires at the company’s annual meeting of stockholders to be held on April 26, 2017. Mr. Lucas will continue as a member of the Board until the annual meeting of stockholders. The Board thanks Mr. Lucas for his valued service to the company.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Meetings of the Board and Committees
As of March 1, 2017, our Board of Directors and committees were comprised as follows:

Name	Board of Directors	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Strategy Committee
Thomas Carson	✓
Alan L. Earhart	✓	Chair		✓
Eddy W. Hartenstein	✓		✓		✓
Jeffrey T. Hinson	✓	✓
N. Steven Lucas	✓	✓	✓		✓
James E. Meyer	Chair			Chair
Daniel Moloney	✓				✓
Raghavendra Rau	✓			✓	Chair
Glenn W. Welling	✓		Chair		✓
Total # of Meetings in 2016	20	4	6	3	7
Total # of Actions by Written Consent in 2016	6	2	4	1	--

Messrs. Hinson and Moloney were appointed to the Board on September 7, 2016, at the same time that the audit, compensation, and corporate governance and nominating committees were constituted as listed above.
Ruthann Quindlen served on our Board of directors, and as a member of each of the audit and strategy committee until September 7, 2016.
Each of our directors other than Mr. Carson (including, during the time in which she served, Ms. Quindlen), meets the standard of independence required by SEC Rules and Regulations and listing standards of NASDAQ. All members of our Audit Committee, at all times during which they served on such Committee, are “independent” as required by NASDAQ Rule 5605(c)(2)(A). All members of our Compensation Committee, at all times during which they served on such Committee, are “independent” as required by NASDAQ Rule 5605(d)(2)(A).
Board of Directors
Each director who served on the Board during 2016 attended, for the portion of the year in which they served, at least 75% of the aggregate of: (i) the total number of meetings of our Board of Directors that were held in 2016 and (ii) the total number of all meetings of the committees of our Board of Directors on which he or she served. As part of each regularly scheduled Board meeting, the independent members of our Board of Directors hold a separate meeting that non-independent directors and other members of management do not attend. Although we do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, we encourage directors to attend. Last year, all of the members of our Board of Directors then serving attended the annual meeting in person or by teleconference.
Our Board of Directors has an audit committee, a compensation committee and a corporate governance and nominating committee. Our Board of Directors has adopted charters governing the duties and responsibilities of each of these committees and a copy of each such charter is available in the investor relations section on our website at www.tivo.com. We also formed a strategy committee of the Board of Directors in 2015.
Audit Committee
The principal function of the audit committee is to assist our Board of Directors in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent registered public accounting firm; is responsible for the appointment, compensation and monitoring of the work of our independent registered public accounting firm; reviews and evaluates the qualifications, independence and performance of our

INFORMATION ABOUT OUR BOARD OF DIRECTORS

independent registered public accounting firm; monitors our compliance with legal and regulatory requirements; monitors the performance of our internal audit function; and facilitates communication among our independent registered public accounting firm, our financial and senior management and our Board of Directors. Directors Earhart, Hinson and, during the time she served, Quindlen, are “Audit Committee Financial Experts” as defined by SEC Rules and Regulations and also meet NASDAQ’s professional experience requirements.
From January 1, 2016 to September 7, 2016, the audit committee was comprised of Messrs. Earhart and Lucas and Ms. Quindlen. Since September 7, 2016, the audit committee membership is as shown in the chart above. Effective upon the annual meeting of stockholders, when Mr. Lucas ceases to be a member of the Board of Directors consistent with the applicable NASDAQ listing requirement of an independent three person audit committee, the Board of Directors will designate an independent Board member to take the place of Mr. Lucas on the audit committee.

Compensation Committee
The principal functions of the compensation committee are to review and approve our incentive compensation programs for all executive-level direct reports of the chief executive officer and review and recommend the annual compensation for the chief executive officer to the Board of Directors for approval. The compensation committee reviews and approves all compensation (including the adjustment of base salary each year) and all bonus and other incentive compensation programs for our executive-level officers (other than our chief executive officer), and authorizes all awards to our executive-level officers under those programs. The compensation committee also approves any employment severance or termination arrangement with any executive-level officer (other than our chief executive officer). All decisions regarding the compensation of our chief executive officer are reviewed by the compensation committee, which then recommends such compensation to the full Board of Directors for approval. The chief executive officer abstains from voting on approval of his own compensation and such approval is made by the remaining members of the Board of Directors, all of whom are “independent” under applicable rules of the SEC.
The compensation committee meets with our chief executive officer and other internal personnel responsible for compensation analysis for the company prior to the beginning of each fiscal year to plan, and meets several times during the first quarter of each year to discuss, the incentive compensation programs to be effective for that fiscal year. The agenda for each compensation committee meeting is determined by the chairman of our compensation committee. The compensation committee may delegate to subcommittees any power and authority of the compensation committee, and such subcommittees have the sole authority to assist the compensation committee in carrying out its responsibilities, including the sole authority to approve any consultant fees.
From January 1, 2016 to September 7, 2016, the compensation committee was comprised of Messrs. Meyer, Lucas and Welling. Since September 7, 2016, the compensation committee membership is as shown in the chart above. Effective at the annual meeting of stockholders, the Board of Directors intends to designate an independent Board member to take the place of Mr. Lucas on the compensation committee.
Corporate Governance and Nominating Committee
The principal functions of the corporate governance and nominating committee are to advise and make recommendations to our Board of Directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of our Board of Directors, help identify, evaluate and recruit candidates to fill vacancies on our Board of Directors, identify the nominees for election to our Board of Directors at the annual meeting of stockholders and oversee the annual evaluation of members of and performance of our Board of Directors and Board committees.
For the entirety of 2016, the corporate governance and nominating committee membership was as shown in the chart above.
Strategy Committee
The principal functions of the strategy committee are to (a) review the company’s cost structure; (b) analyze and evaluate capital allocation options; (c) review the strategy and operations of the company, including but not limited to, assisting management with the review and evaluation of potential strategic acquisitions; and (d) to advise and make recommendations to the Board on: any changes to the company’s cost structure, uses of the company’s capital and/or potential changes to the company’s long-term strategy. In conducting such process, the strategy committee assists the Board in carrying out its oversight responsibilities relating to cost reductions, capital allocation and the development and implementation of the company’s long-term strategy.

From January 1, 2016 to September 7, 2016, the strategy committee was comprised of Messrs. Hartenstein, Lucas, Rau, and Welling and Ms. Quindlen. Since September 7, 2016, the strategy committee membership is as shown in the chart above.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee during 2016 had any interlocking relationship as defined by the SEC.
Corporate Governance Materials
Code of Conduct. We adopted our Code of Personal and Business Conduct and Ethics (the “Code of Conduct”) as required by applicable securities laws, rules of the SEC and the listing standards of the NASDAQ. The Code of Conduct applies to all of our directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of our current Code of Conduct is available in the investor relations section of our website at www.tivo.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including implicit waiver, from a provision of the Code of Conduct to our principal executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website at www.tivo.com or in a Current Report on Form 8-K filed with the SEC.
Corporate Governance Guidelines and Committee Charters. In November 2016, we adopted amended Corporate Governance Guidelines to assist the Board in following corporate practices that serve the best interest of the Company and its stockholders. From time to time, we may further amend such Corporate Governance Guidelines as we believe appropriate and in the best interest of the Company and its stockholders. Our currently effective Corporate Governance Guidelines and the charters of each of our audit committee, compensation committee and corporate governance and nominating committee are available in the investor relations section of our website at www.tivo.com.
Director Nomination Process
Director Qualifications
The corporate governance and nominating committee reviews, evaluates and proposes prospective candidates for our Board of Directors. Each member of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with our values. In evaluating director nominees, the corporate governance and nominating committee considers a variety of factors, including the appropriate size of the Board of Directors, our needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of our business and industry, familiarity with national and international business matters, strategic thinking and willingness to share ideas, network of contacts, experience with accounting rules and practices, and diversity of professional expertise and experience beneficial to the achievement of our strategic goals. The corporate governance and nominating committee may also consider such other factors as it may deem are in the best interests of our company and our stockholders. The corporate governance and nominating committee understands that it is necessary for at least one, and preferably for several, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a majority of the members of the Board of Directors to meet the definition of “independent director” under the listing standards of NASDAQ.
Diversity Consideration
While there is no formal policy with respect to diversity, the company believes that it is essential that members of the Board of Directors represent diverse viewpoints. The corporate governance and nominating seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of viewpoints, skills and experience with respect to management and leadership, vision and strategy, business operations, business judgment, industry knowledge, accounting and finance, legal and intellectual property, corporate governance and global markets. When the committee reviews a potential new candidate, the committee looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors and the company at that time, given the then current mix of director attributes, and ensures that diversity considerations are discussed.
Identifying Nominees
The corporate governance and nominating committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The corporate governance and nominating committee may identify potential nominees based upon suggestions by non-employee members of the Board of Directors, senior level executives, individuals personally known to the members of the Board of Directors, third-party search firms and/or stockholders, and evaluate those persons on its own. The corporate governance and nominating committee does not evaluate proposed nominees differently depending upon who has made the proposal.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Stockholder Nominations
In identifying nominees for our Board of Directors, the corporate governance and nominating committee will consider any stockholder recommendations for candidates to serve on the Board of Directors. If a stockholder wishes to nominate a candidate to serve on our Board of Directors, the stockholder should follow the procedures as set forth in our bylaws. Any notice of director nomination must meet all the requirements contained in our bylaws and include other information required pursuant to Regulation 14A of the Exchange Act, including the nominee’s consent to serve as a director and evidence of the nominating stockholder’s ownership of our stock. If a stockholder wishes to suggest a candidate for consideration by the corporate governance and nominating committee, the stockholder should provide comparable information to the corporate governance and nominating committee with a request that the committee consider the candidate for nomination. To assure time for meaningful consideration by the corporate governance and nominating committee, any such notice should be sent to TiVo Corporation, Attention: General Counsel & Corporate Secretary, 2160 Gold Street, San Jose, California 95002 on or before the date on which stockholder proposals to be included in the proxy statement for a given stockholder meeting must be received by us as discussed under “Stockholder Proposals for the 2018 Annual Meeting” on page 64.
Communications with the Board
Stockholders may send communications to the Board of Directors or individual members of the Board by submitting one or more letters in sealed envelopes labeled with the names of the desired recipients. Any such letters should be placed in a larger envelope and mailed to TiVo Corporation, Attention: TiVo Corporation, Attention: General Counsel & Corporate Secretary, 2160 Gold Street, San Jose, California 95002. The Corporate Secretary will forward the sealed envelopes to the designated recipient. Comments or complaints relating to accounting or auditing matters may be submitted directly to the chair of the audit committee through the same address listed above.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT
The material in this audit committee report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The audit committee reports to the Board of Directors and is responsible for overseeing and monitoring the accounting functions and effectiveness of internal control over financial reporting of the company, its subsidiaries and affiliates and ensuring the objectivity of the company’s financial statements. The Board of Directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by applicable listing standards.
Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (the “United States”). The company’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee discussed with the company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with the company’s internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company’s system of internal control and the overall quality of the company’s financial reporting. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
In discharging its oversight responsibility, the audit committee has met and held discussions with management and with Ernst & Young, the company’s independent registered public accounting firm for 2016. Management represented to the audit committee that the company’s audited consolidated balance sheets at December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016 were prepared in accordance with generally accepted accounting principles in the United States. The audit committee has read and discussed the consolidated financial statements with management and with Ernst & Young. The audit committee also discussed with Ernst & Young those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.
The audit committee also received from Ernst & Young the written disclosures and the letter regarding Ernst & Young’s communications with the audit committee concerning independence as required by the applicable requirements of Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning Independence,” which in September 2008 superseded Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The audit committee also discussed with Ernst & Young any relationships between the company and the independent registered public accounting firm that may impact Ernst & Young’s independence.
The audit committee reviewed the report of management contained in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the company’s Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal 2016.
Based on these reviews and discussions and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the Board, and the Board approved, that the company’s audited consolidated balance sheets at December 31, 2016 and 2015, and consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016 be included in the company’s 2016 Annual Report on Form 10-K. The audit committee also approved, subject to stockholder ratification, the selection of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017.
Respectfully submitted,
Members of the Audit Committee

Alan L. Earhart (Chair)
Jeffrey T. Hinson
N. Steven Lucas

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The names of our current executive officers, their ages as of March 1, 2017, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name	Age	Positions
Thomas Carson	57	President and Chief Executive Officer
Dustin Finer	47	Chief Administrative and Internal Operations Officer
Peter Halt	56	Chief Financial Officer
Pamela Sergeeff	44	Executive Vice President, General Counsel and Chief Compliance Officer
Pete Thompson	48	Executive Vice President and Chief Operating Officer

For a biography of Thomas Carson, please see above in “Proposal 1: Election of Directors - Nominees for Director.”
Dustin Finer. Mr. Finer has served as our Chief Administrative and Internal Operations Officer since June 2016. Mr. Finer joined the company (then Rovi) in May 2012 as Executive Vice President of Human Resources. Prior to Rovi, he served in various leadership roles at MySpace, a social networking company, including Chief of Operations and Executive Vice President from July 2010 to September 2011, and Chief People Officer from July 2009 to July 2010. Previously, Mr. Finer served as Senior Vice President of Human Resources at Fox Interactive Media from August 2008 to June 2009, and as Senior Vice President of Human Resources at Gemstar from May 2006 to May 2008. Mr. Finer holds a B.A. in Political Science from the University of California, San Diego and a J.D. from the University of the Pacific.
Peter Halt. Mr. Halt has served as our Chief Financial Officer since May 2012. Mr. Halt joined the company (then Rovi) in May 2008 in connection with the acquisition of Gemstar and served as the Company’s Senior Vice President and Chief Accounting Officer from 2008 to 2012. Mr. Halt previously served as Senior Vice President, Finance and Chief Accounting Officer at Gemstar from March 2004 to May 2008. Mr. Halt holds a B.S. in Business from the University of Southern California.
Pamela Sergeeff. Ms. Sergeeff has served as our Executive Vice President and General Counsel since December 2013. Ms. Sergeeff joined the company (then Macrovision) in 2003. She has held various positions in the legal group from 2003 to 2013, including serving as Senior Vice President and Associate General Counsel from March 2011 to December 2013 and as Vice President and Associate General Counsel from July 2007 to March 2011. Ms. Sergeeff also serves as the Company’s Chief Compliance Officer and Corporate Secretary. Ms. Sergeeff holds a B.A. in Economics from the University of California, Los Angeles and a J.D. from the University of California, Berkeley. Ms. Sergeeff is a member of the California State bar.
Pete Thompson. Mr. Thompson has served as our Chief Operating Officer since September 2016. Prior to joining the company, Mr. Thompson served as Vice President, Strategic Partnerships at Sonos Inc., a consumer electronics company, from October 2015 to September 2016. From September 2013 (when Ericsson Corporation acquired Microsoft’s Mediaroom division) to September 2015, Mr. Thompson served as Senior Vice President of the TV Middleware Business group at Ericsson, a networking and telecommunications equipment and services company. Prior to that, he served in various capacities at Microsoft Corporation from January 2006 through September 2013. Mr. Thompson holds a B.A. in International Economics from the University of California, Los Angeles and an M.B.A. from Northwestern University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows how much of our common stock was beneficially owned as of March 1, 2017, by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o TiVo Corporation, Two Circle Star Way, San Carlos, California 94070.
The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of March 1, 2017. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. Percentage ownership is based on 121,150,043 shares outstanding on March 1, 2017. Certain options listed below may have exercise prices in excess of the current fair market value of our common stock.

Beneficial Owner	Shares	Options	Total	Percent of Class
Blackrock, Inc. (1)	13,892,222	—	13,892,222	11.47%
The Vanguard Group (2)	10,035,383	—	10,035,383	8.28%
Ameriprise Financial, Inc. (3)	8,272,915	—	8,272,915	6.83%
Dimensional Fund Advisors LP (4)	7,185,413	—	7,185,413	5.93%
Frontier Capital Management Co., LLC (5)	6,149,344	—	6,149,344	5.08%
Thomas Carson (6)	192,580	620,467	813,047	*
Dustin Finer (7)	54,902	92,753	147,655	*
Peter Halt (8)	172,130	119,573	291,703	*
Pamela Sergeeff (9)	93,123	31,288	124,411	*
Pete Thompson (10)	—	—	—	*
Alan L. Earhart (11)	43,907	45,000	88,907	*
Eddy W. Hartenstein (12)	48,087	—	48,087	*
Jeffrey T. Hinson (13)	28,588	—	28,588	*
N. Steven Lucas (14)	45,510	—	45,510	*
James E. Meyer (11)	80,120	45,000	125,120	*
Daniel Moloney (15)	8,508	—	8,508	*
Raghavendra Rau (16)	37,899	—	37,899	*
Glenn W. Welling (17)	2,566,460	—	2,566,460	2.12%
John Burke (18)	—	124,661	124,661	*
All executive officers and directors as a group (13 persons) (19)	3,371,814	954,081	4,325,895	3.57%

*	Less than one percent

(1)
Based solely on, and in reliance upon, and without independent investigation of, information provided by Blackrock, Inc. in an amended Schedule 13G filed with the SEC on January 17, 2017. Blackrock, Inc. has sole voting power with respect to 13,621,067 shares and sole dispositive power with respect to all of the shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10022.

(2)
Based solely on, and in reliance upon, and without independent investigation of, information provided by The Vanguard Group in an amended Schedule 13G filed with the SEC on February 10, 2017. The Vanguard Group has sole voting power with respect to 169,827 shares, sole dispositive power with respect to 9,854,432 shares and shared dispositive power with respect to 180,951 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based solely on, and in reliance upon, and without independent investigation of, information provided by Ameriprise Financial, Inc. in a Schedule 13G filed with the SEC on February 10, 2017. Ameriprise Financial, Inc. or AFI, is the parent company of Columbia Management Investment Advisors, LLC, or CMIA, (225 Franklin St., Boston, MA 02110). AFI may be deemed to beneficially own the shares reported by CMIA. The shares reported by AFI include those shares separately reported by CMIA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CMIA and AFI do not directly own any shares of Common Stock of the issuer. As the investment adviser to Columbia Seligman Communications & Information Fund, or the Fund, CMIA may be deemed to beneficially own the shares reported herein by the Fund. The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(4)
Based solely on, and in reliance upon, and without independent investigation of, information provided by Dimensional Fund Advisors LP in a Schedule 13G filed with the SEC on February 9, 2017. Dimensional Fund Advisors LP has sole voting power with respect to 7,066,154 shares and sole dispositive power with respect to all of the shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5)
Based solely on, and in reliance upon, and without independent investigation of, information provided by Frontier Capital Management Co., LLC in a Schedule 13G filed with the SEC on February 10, 2017. Frontier Capital Management Co., LLC has sole voting power with respect to 3,253,410 shares and sole dispositive power with respect to all of the shares. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

(6)
Shares beneficially owned include 21,250 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years. The restrictions lapse on March 1, 2018.

(7)
Shares beneficially owned include 6,250 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years. The restrictions lapse on March 1, 2018.

(8)
Shares beneficially owned include 6,250 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years. The restrictions lapse on March 1, 2108.

(9)
Shares beneficially owned include 12,500 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years. The restrictions lapse on March 1, 2018.

(10)	Mr. Thompson joined the company in September 2016. Shares beneficially owned do not include any shares subject to the release of restricted stock awards.

(11)
Shares beneficially owned include 10,296 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse when the shares vest on July 1, 2017.

(12)
Shares beneficially owned include 32,058 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as follows: 16,029 shares release in 2017 and 16,029 shares release in 2018.

(13)	Mr. Hinson was appointed to the Board in September 2016. Shares beneficially owned do not include any shares subject to the release of restricted stock awards.

(14)
Shares beneficially owned include 27,105 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as follows: 18,701 shares release in 2017 and 8,404 shares release in 2018.

(15)	Mr. Moloney was appointed to the Board in September 2016. Shares beneficially owned do not include any shares subject to the release of restricted stock awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(16)
Shares beneficially owned include 28,698 shares subject to the release of restricted stock awards. TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as follows: 19,497 shares release in 2017 and 9,201 shares release in 2018.

(17)
Shares beneficially owned include direct ownership of 28,698 shares subject to the release of restricted stock awards and indirect ownership of 2,271,000 shares held by Engaged Capital Flagship Master Fund, LP and 254,000 shares held by Managed Account of Engaged Capital, LLC (together with Engaged Capital Flagship Master Fund, LP, the “Engaged Capital Funds”). TiVo has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as follows: 19,497 shares release in 2017 and 9,201 shares release in 2018. Mr. Welling is a Principal and Chief Executive Officer of Engaged Capital, LLC, which is the general partner of each of the Engaged Capital Funds, and may be deemed to have shared voting and dispositive power with respect to the shares held by or issuable to the Engaged Capital Funds. Mr. Welling disclaims beneficial ownership of all such shares held by the Engaged Capital Funds except to the extent of his proportionate pecuniary interest therein.

(18)
Mr. Burke left the company in December 2016. The information set forth above is the most recent information that the company was able to obtain with respect to Mr. Burke’s continuing stock ownership as of his date of resignation effective December 31, 2016. This information may have changed between that date and March 1, 2017.

(19)
All executive officers and directors as a group includes all individual executive officers and directors listed in the summary compensation table, except John Burke, who was not an executive officer of TiVo Corporation as of March 1, 2017.

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the company’s equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plan approved by security holders	9,100,729	$28.21 (2)	23,520,315 (3)
Equity compensation plans not approved by security holders	0	$0	0
Total	9,100,729	$28.21	23,520,315

(1)
All shares reflected in this table are issuable pursuant to the Rovi Corporation 2000 Equity Incentive Plan, the Rovi Corporation Amended 2008 Equity Incentive Plan (the “2008 EIP”) and the Rovi Corporation 2008 Employee Stock Purchase Plan (the “2008 ESPP”), as well as the TiVo Inc. Amended and Restated 1999 Equity Incentive Plan and TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (“2008 TiVo Plan”), which were both assumed in the connection with the Mergers.

With respect to the 2008 TiVo Plan assumed in connection with the Mergers, there are 465,720 shares of stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $17.68, and 3,482,802 shares of stock remain available for issuance under 2008 TiVo Plan.

(2)
This reflects the weighted average exercise price for stock options granted pursuant to equity compensation plans only. Restricted stock is issued at a cost of $0.001 per share and therefore has no weighted average exercise price.

(3) As of December 31, 2016, 7,257,083 shares remained available for future issuance under the 2008 ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
In accordance with Section 16(a) of the Exchange Act and the regulations of the SEC, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the SEC and NASDAQ and to furnish us with copies of all of the reports they file.
To the best of our knowledge, based solely on a review of the copies of such forms and certifications furnished to us from the reporting persons, we believe that during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of our common stock were timely met, other than a late Form 4 filing by Mr. Peter Halt, resulting in the late reporting of two conversions of restricted stock units and the withholding of shares to satisfy tax withholding obligations on the vesting of restricted stock units.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our compensation programs and explains our executive compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our named executive officers for 2016: Thomas Carson, President and Chief Executive Officer; Dustin Finer, Chief Administrative and Internal Operations Officer; Peter Halt, Chief Financial Officer; Pamela Sergeeff, Executive Vice President, General Counsel and Chief Compliance Officer; Pete Thompson, Executive Vice President and Chief Operating Officer; and John Burke, former Executive Vice President and Chief Operating Officer.
Prior to the TiVo Acquisition (as defined below under “Executive Summary”), each of our named executive officers was employed by Rovi, the predecessor registrant to TiVo Corporation and the acquiring entity in the TiVo Acquisition for accounting and financial reporting purposes under generally accepted accounting principles in the United States. All references in this Compensation Discussion and Analysis to “us”, the “company” and “TiVo” refer to Rovi prior to the TiVo Acquisition and TiVo Corporation following the TiVo Acquisition and all references in this Compensation Discussion and Analysis to “compensation committee” refer to the compensation committee of the board of directors of Rovi prior to the TiVo Acquisition and the compensation committee of the board of directors of TiVo Corporation following the TiVo Acquisition.
Executive Summary
On the TiVo Acquisition Date, Rovi completed its acquisition of TiVo Inc. for $1.1 billion. The TiVo Acquisition created a new company, TiVo Corporation, which is a global leader in media and entertainment products that power consumer entertainment experiences and enable its customers to deepen and further monetize their audience relationships. We provide a broad set of intellectual property, cloud-based services and set-top box solutions that enable people to find and enjoy online video, television, movies and music entertainment, including content discovery through device embedded and cloud-based interactive program guides (“IPGs”), digital video recorders (“DVRs”), natural language voice and text search, cloud-based recommendations services and our extensive entertainment metadata (i.e., descriptive information, promotional images or other content that describes or relates to television shows, videos, movies, sports, music, books, games or other entertainment content).
We offer our portfolio of products as both discrete component technologies for our customers to integrate into their internally developed solutions or as part of completely integrated modular solutions. Our integrated platform includes software and cloud-based services that provide an all-in-one approach for navigating a fragmented universe of content by seamlessly combining live, recorded, video-on-demand (“VOD”) and over-the-top (“OTT”) (e.g., Netflix, Amazon Video, Hulu, VUDU and YouTube, among others) content into one intuitive user interface with simple universal search, discovery, viewing and recording, to create a unified viewing experience. We distribute our products through our service provider relationships, integrated into third party devices and directly to retail consumers.
We also offer data analytics solutions, including advertising and programming promotion optimizers, which enable advanced audience targeting in linear television advertising. Our solutions are sold globally to cable, satellite, consumer electronics, entertainment, media and online distribution companies, and, in the United States, we sell a suite of DVR and whole home media products and services directly to retail consumers.
Our products and innovations are protected by broad portfolios of licensable technology patents. These portfolios cover many aspects of content discovery, DVR, VOD and OTT experiences, multi-screen viewing, mobile device video experiences, entertainment personalization, interactive applications, data analytics solutions and advertising. We license our patent portfolios for use with linear broadcast television and, as the industry extends into new video services through internet technologies, for use with connected televisions, personal computers, video game consoles, media streaming and mobile devices. We believe that an ongoing marketplace transition toward mobile viewing and device proliferation presents further opportunity to extend our patent licensing programs for new use cases and additional customer verticals.
We are industry pioneers having invented the IPG and the DVR. Today, we continue our strong focus on innovation with new advanced solutions for unified viewing of internet video and pay TV, cutting edge natural language voice enabled technologies, entertainment personalization, audience management and viewership prediction solutions. Building on this foundation, we have established broad industry relationships with the companies leading the next generation of digital entertainment. Our strategy includes developing complementary products, services and intellectual property to address the opportunities presented by this industry transformation.
To achieve our corporate mission, we rely on our employees. We encourage teamwork and collaboration among our employees and we demand accountability and strong results. Accordingly, we have designed our executive compensation program to provide a

EXECUTIVE COMPENSATION

competitive compensation package that focuses on paying for performance, internal pay equity, retention value and comparability of compensation as compared to peer group companies and executive pay survey data.
Business Transformation
Since December 2011, our business has been in transformation. The transformation began with new management, including the December 2011 appointment of Thomas Carson as our President and Chief Executive Officer and the subsequent appointment of the remainder of our executive officers between May 2012 and September 2016. During this transformation, our new executive management team spearheaded the rigorous evaluation of our company’s strategy and operations with the goals of re-focusing the company on its core areas of expertise and growth opportunities, and improving execution and operational efficiency. The team conducted comprehensive product-by-product operational reviews across the business that focused on product rationalization and cost reductions.
During this period of transformation, including as a result of the TiVo Acquisition in September 2016, we have continued to make changes to our executive management team and to evaluate compensation policies designed to ensure that we position the company for sustained success. Because of the substantial changes in our management team and the changes flowing from our business transformation, our compensation programs reflected the elements that our compensation committee believed would stabilize our new leadership team as quickly as possible and ensure long-term retention and motivation and alignment with the long-term interests of our stockholders, which included special new hire and promotion equity awards. We believe that our compensation programs have been integral to the early success of our leadership transition and business transformation and that they have been instrumental in helping the company achieve its operational goals in the challenging environment over the last several years.
Management and our compensation committee have engaged in a series of productive conversations with many of our principal stockholders throughout this period, soliciting their views on the executive compensation issues of primary interest to them. Their input has been valuable, informing our decisions designed to match compensation of our executives with the evolving nature of our business and align their compensation with the fundamental interests of investors. As we continue to focus on transforming our business, we have and we intend to continue eliciting and addressing our stockholders’ interests and concerns regarding our compensation programs, as described below.
2016 Highlights
2016 was a year of significant achievement for our company as we:

•
Completed the TiVo Acquisition during the year and conducted significant integration planning pre-closing, which allowed immediate start to synergy actions resulting in significant annualized savings achieved by year’s end.

•	Entered into or renewed significant new IP licensing agreements, including agreements with Verizon, DISH, Charter, Frontier, Samsung and others.

•	Implemented further cost reductions during the year, which funded investments in organic growth initiatives and contributed to higher earnings per share.

•	Continued to expand the breadth and depth of our patent portfolio through targeted patent acquisitions and our ongoing innovation efforts.

•
Launched several successful products and released enhancements, including TiVo BOLT+, a best-in-class, all-in-one, multi-room entertainment device with six tuners and 3TB of recording capacity for customers looking for the ultimate video entertainment experience.

EXECUTIVE COMPENSATION

Commitment to Responsible Executive Compensation Philosophy and Practices
The following table summarizes what we do and what we don’t do in our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.

What We Do		What We Don't Do
✓	Pay for performance (page 31)	✗	We don’t guarantee salary increases (page 39)
✓	Grant performance-based stock awards that directly align executive and stockholder interests and are based on rigorous goals over a multi-year measurement period (page 43)	✗	We don’t target total named executive officer pay above the median of peer data (page 38)
✓	Use a balanced mix of fixed and variable cash incentives and long-term equity (page 34)	✗	We don’t provide excise tax gross-ups upon change in control of the company (page 48)
✓	Maintain rigorous stock ownership guidelines for our named executive officers and directors (page 46)	✗	We don't permit hedging or other forms of speculative transactions by executive officers, members of management and directors (page 48)
✓	Maintain a clawback policy that applies to incentive cash and stock compensation (page 47)	✗
We don’t reprice underwater stock options without stockholder approval. Despite the fact that our executives hold stock options which are underwater, we have not repriced stock options since our option exchange program over ten years ago (page 46)

✓	Engage with stockholders to solicit feedback on their views of our compensation practices and consider potential changes based on this input (page 29)
✓	Limit payments following a change in control of our company to situations involving an involuntary termination of employment (a so-called “double trigger” arrangement) (page 48)
✓	Conduct an annual assessment of compensation-related risk to effectively manage our compensation related risks profile (page 49)

Compensation Committee Engagement Efforts and Actions in Connection with Say-on-Pay Vote
Our compensation committee is committed to ensuring that our executive compensation program is effective and aligned with our stockholders’ interests and concerns. Accordingly, a critical component of our compensation committee’s process has been to continue to:

•	Review emerging compensation “best practices” in the United States, with a focus toward companies of similar size;

•	Solicit advice from our compensation committee’s independent compensation consultant;

•	Gather feedback from major stockholders to gain a thorough understanding of their concerns and review proxy advisory firms’ methodology, rationale and critiques of our compensation program;

•	Discuss with major stockholders and proxy advisory firms the potential changes to the compensation program that could address their concerns, before actually implementing any changes; and

•	Solicit guidance from major stockholders and the proxy advisory firms on any emerging policy issues.
Our compensation committee has engaged with our stockholders and made fundamental changes to our compensation programs over the past three years to understand and address their concerns. Our compensation committee’s interaction directly with stockholders, proxy advisors and other experts has significantly aided in the ongoing evolution of our compensation program, and led to substantial changes in the compensation program. Stockholder support for our say-on-pay votes has increased from approximately 40% in 2014 to 84% in 2015 and 92% in 2016.
Our compensation committee considered the results of our prior say-on-pay votes, including our 2016 vote, a meaningful improvement and an indication that our stockholders acknowledged and appreciated the changes that we have made in response to prior say-on-pay vote results and stockholder engagement. However, the compensation committee believes that evaluating our executive compensation program in light of our stockholders’ concerns, best practices and changes in our business is an important ongoing process. Accordingly, the compensation committee has determined to continue the changes that we made or committed to make, with thoughtful

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evaluation and refinement in several areas to augment the purposes of such changes, in an effort to continuously strengthen our compensation program to serve our company and stockholder objectives.
The following chart summarizes the key actions our compensation committee has taken over the past three years as a result of our prior say-on-pay votes and our process to ensure our executive compensation program is effective and aligned with our stockholders’ interests and concerns, as described above, with special notation of the new or refined changes made for 2016 and thus far in 2017:

Topic	Description of Change
Competitive Pay Positioning & Peer Group
Adjusted our competitive positioning philosophy and pay levels downward (*2016 change*).  We shifted our general long-term incentive equity positioning from the 75th percentile to the 50th percentile of peer data, resulting in significantly reduced long-term incentive grants to our executive officers for 2016 and overall target compensation aimed at the 50th percentile of peer data. We did not provide for any base salary or target bonus increases for 2016.

Better aligned our peer group with our company and continued to thoughtfully analyze alignment so that our peers are appropriate reference points. We made substantial changes to the peer group over the past three years. In 2016, we further reduced the peer parameters relating to revenue size and refined the business focus of the peer companies within our peer group to better align with our revenues and business focus.

Stock Ownership Guidelines
Increased our CEO stock ownership guidelines (*2016 and 2017 change*). While we have maintained CEO stock ownership guidelines since 2011, beginning in 2016, we increased our CEO’s stock ownership guidelines from three to five times his annual base salary and in 2017, we further increased our CEO’s stock ownership guidelines from five to six times his annual base salary and our other named executive officers’ stock ownership guidelines from one to three times annual base salary. As of the date of mailing of this proxy statement, our CEO exceeds the requirements of our current stock ownership guideline, and each of our other NEOs and board members also meet or exceed the requirements of our current stock ownership guidelines.

Short-Term Incentives
Enhanced the threshold of our short-term incentive goals (*2016 and 2017 change*). We set our annual bonus plan targets for the corporate performance factor at rigorous levels at the beginning of each year. For 2016, we increased the threshold levels of the corporate performance factor that would be necessary to earn any bonus, from 50% to 75% achievement of each goal. For 2017, we further increased the threshold levels of the corporate performance factor that would be necessary to earn any bonus, from 75% to 90% achievement of each goal.

Eliminated discretionary provisions under our annual bonus plan and eliminated individual goals for our CEO (*2016 change*). We eliminated the discretionary bonus component of our annual bonus plan, so that bonuses are paid under our plan only upon achievement of specified corporate and, if applicable, individual performance goals. For 2016, we also eliminated all individual goals for our CEO.

Long-Term Incentives
Structured a significant percentage of equity compensation as performance-based, increased performance-vesting awards and eliminated stock option grants (*2016 change*). Approximately 65% of the 2016 equity grants to our chief executive officer consisted of performance-based awards, comprised of performance-vesting awards, based on target performance, and stock options. For 2016, we increased the percentage of our CEO’s long-term equity incentive delivered in the form of performance-vesting awards based on multi-year performance goals. This performance-vesting award, at target, represented the greatest portion (40%, increased from 35% in 2015) of our CEO’s total target 2016 equity incentive, based on the grant date target value approved by our compensation committee.

Eliminated use of the same performance goal for our short-term and long-term incentive compensation.  We structured our performance-based equity awards to vest upon the achievement of two equally weighted factors: 50% related to a three-year relative total stockholder return (“TSR”) metric of percentile ranking against the S&P 400 Software & Services Index, and 50% related to a three-year revenue CAGR and margin target, rather than the two performance factors used for our annual bonus plan. This change diversifies our executive’s incentives and addresses our differing long and short-term goals. We have continued to ensure the performance goals are appropriately rigorous and competitive.

Eliminated annual measurement component of performance-based awards and replaced with three-year measurement period. We now use a three-year measurement period for our performance-vesting equity awards, rather than one year measurements. This change enhances the long-term objectives of the performance awards.

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Disclosure Practices
Enhanced disclosure about structure and process of our performance-based equity awards, including the specific performance goals.  We now provide a detailed description of the performance awards in our Compensation Discussion and Analysis, including the process and amount by which shares may vest based on the level of achievement of performance goals. We disclose actual goals for the previous year (including the threshold and maximum goals) and the corresponding vesting terms of the performance awards. We will continue to disclose the goals so that our stockholders have visibility into the rigor of our goal-setting process and our goals.

Risk Mitigators
Added a clawback policy.  We adopted a clawback policy that currently authorizes the Board, beginning after February 2015, to take action to recover the incentive compensation paid to or vested by an executive officer based upon the achievement of certain financial results that were subsequently restated or corrected to the extent that the amount of such compensation would have been lower if the financial results had been properly reported. We adopted this policy proactively even though the SEC has not yet issued final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act requirement, as a good corporate governance practice that is designed to mitigate executive risk taking.

Commitment to Pay for Performance

Our 2016 executive compensation program is weighted towards at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders.

A significant portion of the named executive officers’ compensation is at risk and dependent upon our company’s performance and/or an increase in the market price of our company’s common stock. Approximately 89% of our chief executive officer’s total reported compensation (as reflected in the Summary Compensation Table) and approximately 81% of our other named executive officers’ total reported compensation is at risk and dependent upon the company’s performance.
Specifically, bonuses under our annual incentive plan for our senior executives (including the named executive officers) are contingent on the achievement of two key corporate performance goals and individual performance (except for Mr. Carson, whose compensation under the 2016 Executive Incentive Plan was based solely on company performance). Additionally, we granted a meaningful portion (48% in 2016, an increase from 2015) of 2016 annual equity awards (granted in March 2016) to our named executive officers consisting of awards that vest only if certain pre-determined corporate goals, management objectives and relative stockholder value metrics are met over a multi-year period, based on the grant date fair value of such awards as required to be reported in the Summary Compensation Table, and excluding Mr. Thompson who joined after annual equity award grants in March 2016. The actual economic value of all of the equity grants to our named executive officers depends on the performance of our stock price over the period during which the awards vest.
Chief Executive Officer’s Realizable Pay

Our compensation committee’s goal is to align our chief executive officer’s compensation with stockholder returns as well as the financial goals that we believe lead to long-term stockholder value.

The chart below shows the value of compensation realizable by our chief executive officer, and how it changes year-over-year in comparison to our stock price performance and our reported pay.
Definitions. Realizable pay recognizes the impact of actual financial and stock performance in the returns available (or “realizable”) by the executive. In contrast, reported pay (which is the grant date fair value used in Summary Compensation Table disclosure) estimates the expected value of compensation on the day it was granted, in accordance with financial accounting principles.
Why We Present This Information. We believe showing realizable pay compared to reported pay helps investors understand the sensitivity of our plan to actual financial and market performance and the resulting returns available to the executive. The compensation committee believes that given the heavily-weighted pay-for-performance structure of our executive compensation program, realizable pay and the ratio between realizable pay and reported pay shows the alignment between executive compensation and stockholder interests.
Realizable Pay Fluctuates with Stockholder Return. As reflected in the chart below, during each of 2014, 2015 and 2016, Mr. Carson’s realizable pay differed, often significantly, from reported pay, which was primarily as a result of changes in our stock price over time. When our stock price falls after options and stock awards are granted early in a year, the realizable value of those awards is reduced (or eliminated completely, in the case of out-of-the-money stock options). Compensation decisions were made at the beginning of a year, based on information available at that time and therefore reported pay should be viewed in light of the historical stock price

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performance at that time; a subsequent increase or decrease in our TSR for such year would generally not factor into the pay decisions until the following year.
Comparison to Reported Pay. During the three-year period 2014-2016, while TSR increased by an average of approximately 2% per year, Mr. Carson’s 2014-2016 three-year average realizable pay was under the three-year average reported pay by approximately 34%. This was due primarily to the stock price at the end of 2016 being lower than the stock prices at all of the dates of grant for the last three years, which resulted in no in-the-money realizable value for options as all options granted had exercise prices greater than the value of the stock at the end of 2016, and the time-vested and performance-vested stock awards had a lesser value than on the date of grant.

The chart below demonstrates that while reported pay is a measure required to be disclosed in our “Summary Compensation Table” by an SEC rule that provides consistency amongst companies, it is not the measure that best reflects the compensation paid to our CEO nor the amount that can best be compared to our stock price in determining whether our CEO compensation is aligned with stockholders’ interests. The chart below demonstrates general alignment between our CEO’s realizable compensation with our stock price performance. For example, during 2016, the year end stock price decreased by 11% from the grant date stock price, resulting in Mr. Carson’s 2016 realizable pay being under the reported pay by approximately 33%. Mr. Carson’s approximately 21% decrease in 2016 reported pay was a result of a result of the compensation committee’s decision to shift its target equity positioning from the 75th percentile to the 50th percentile of peer data, significantly decreasing the amount of target long-term incentives granted for 2016. Despite the decrease in 2016 reported pay, 2016 realizable pay did not decrease from 2015 realizable pay, due primarily to TSR increasing by approximately 25% during 2016.

Mr. Carson’s approximately 13% increase in 2015 reported pay was reasonable, given that at the time those pay decisions were made for Mr. Carson in early 2015, we had experienced the 15% stock price increase in 2014 and a further increase after year-end. Similarly, Mr. Carson’s approximate 21% decrease in 2016 reported pay was reasonable, given that at the time those pay decisions were made for Mr. Carson in early 2016, we had experienced the 26% stock price decline in 2015 and we decreased target equity positioning for 2016 grants to the 50th percentile of peer data.

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Chief Executive Officer Reported Pay(1) vs. Realizable Pay(2)(3)

	2014	2015	2016
Reported Pay (1)	$6,680	$7,555	$5,941
Realizable Pay (2)	$4,994	$3,968	$3,979
% Change of Reported Pay to Realizable Pay	-25%	-47%	-33%
1-Yr TSR	15%	-26%	25%

3-Year Average
Reported Pay 2014-2016 Average	$6,726
Realizable Pay 2014-2016 Average (3)	$4,455
% Change of Reported Pay to Realizable Pay	-34%
3-Yr TSR 2014-2016 Compound Annual Growth Rate	2%

(1)	Reported Pay is defined as total compensation as reported in the 2016 Summary Compensation Table.

(2)
Realizable Pay per year-end represents actual base salary and actual bonus paid out; long-term incentives are valued at year-end stock price each year, covering the in-the-money value of stock options granted in the current year (calculated as the difference between the year-end stock price and the exercise price), number of restricted shares or restricted stock units granted per year, and number of shares or units subject to performance-vesting awards earned (if known) or at target (for remaining balance of awards still in current performance periods).

(3)
3-year Average Realizable Pay represents an average of the sum of the last three years’ actual base salary and actual bonus paid out; long-term incentives valued at FY16 year-end stock price, covering the in-the-money value of stock options granted

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in the corresponding year (calculated as the difference between the year-end stock price and the exercise price), number of restricted shares or restricted stock units granted per year, and number of shares or units subject to performance-vesting awards earned (if known) or at target (for remaining balance of awards still in current performance periods).
Compensation Philosophy: Objectives, Considerations and Elements

Objectives
Our executive compensation programs are designed to:
• attract and retain talented and experienced executives by offering market competitive compensation programs;
• motivate key executives to achieve strategic business initiatives and to reward them for their achievements;
• support a pay-for-performance environment that differentiates bonus amounts among the named executive officers on their responsibilities and contributions toward company performance; and
• align the interests of executives with the long-term interests of our stockholders through equity-based awards whose value over time depends upon the market value of the company’s common stock.

Considerations
To achieve these objectives, our executive compensation package provides a mix of compensation elements, including base salary, annual variable cash bonuses, stock-based compensation, broad-based employee benefits and severance benefits. In any given year, our compensation committee may consider one or more of the following factors in determining the amount and form of each of these compensation elements with appropriate attention to both absolute and relative levels of compensation and the mix in achieving proper parity:

• compensation practices and levels among our peer companies and pay levels among our peer companies and executive pay survey as further described below under “Compensation Positioning Against Peer Data and Executive Pay Survey Data”;
• historical and anticipated corporate and individual performance, including stock price, achievement of revenue and operating profit, and execution of individual, team and company-wide strategic initiatives;
• budget constraints for salary, bonus and equity adjustments;
• historical compensation levels;
• broader economic conditions, with the goal of ensuring that our pay strategies are effective, yet responsible;
• the potential dilutive effect of our equity compensation practices on our stockholders;
• stockholder feedback with respect to our compensation programs and practices in the markets in which we compete for talent; and
• individual negotiations with executives, as these executives may be leaving meaningful compensation opportunities at their prior employer or foregoing other compensation opportunities with other prospective employers to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of smooth transitions.

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Elements
What We Pay	Why We Pay It
Base Salary (fixed cash)
• Fixed source of compensation for our executives, allowing them a degree of certainty in the face of having a material portion of their compensation “at risk” in the form of annual variable cash bonuses and equity-based compensation.
• Helps to attract and retain our named executive officers.
• The compensation committee generally set base salaries annually and targets base salary levels at the 50th percentile of our market data (using peer group companies and executive pay survey data) as it believes this positioning provides adequate retention incentive.

Annual Variable Cash Bonus (“at-risk” cash)
• Rewards the achievements of our executive officers and their contributions to our financial performance.
• Promotes strong linkages between our executives’ contributions and our company performance, supports the achievement of our business objectives and promotes retention of our executives.
• Our compensation committee recognizes the important role that variable compensation plays in attracting, retaining and motivating our executives to achieve our short-term goals.
• The compensation committee generally sets bonus levels annually and targets annual variable cash bonus levels at the 50th percentile of our market data (using peer group companies and executive pay survey data).

Equity Compensation (“at-risk” stock awards)
• Aligns the long-term interests of our stockholders and our employees by creating a strong, direct link between employee compensation and stock price appreciation and, with respect to performance-based awards, company performance and relative stock price appreciation.
• The compensation committee believes that if our officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize long-term stockholder value.
• The compensation committee and/or Board generally approves equity incentives annually in the form of stock options, restricted stock units (“RSUs”) and RSUs that vest based on achievement of specific performance goals.
• The compensation committee generally targets annual equity awards at or above the 50th percentile of our market data (using peer group companies and executive pay survey data).

Role of Our Compensation Committee

Our compensation committee evaluates and approves the annual compensation changes for our named executive officers other than our chief executive officer. Our compensation committee also evaluates and recommends for approval by the independent members of the Board the annual compensation changes for our chief executive officer, as well as the performance goals for our compensation programs. References below to approvals by our Board are intended to refer to approvals by the independent members of the Board. In February of each year, our compensation committee solicits and considers our chief executive officer’s recommendations on the compensation levels of each named executive officer, as well as his reviews of each named executive officer’s performance and contributions in the prior year. In addition, our chairman of the Board solicits from other Board members their evaluations of the performance of the chief executive officer for the prior year and discusses his assessment of our chief executive officer’s performance with the other members of the compensation committee.

As part of its deliberations, in any given year, the compensation committee may review and consider materials such as company financial reports and projections, historical achievement of company-wide operational and financial objectives, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive stock

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ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and the recommendations of our chief executive officer, human resources department and the advice of the compensation committee’s independent compensation consultant.
Role of Management in Setting Compensation
The company’s human resources, finance, and legal departments work with our chief executive officer to review peer compensation data, to propose compensation programs for consideration by the compensation committee, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials, and ultimately to implement the decisions of the compensation committee.
Our internal personnel responsible for compensation analysis for the company generally attend a portion of each of the compensation committee’s meetings and leave before certain executive sessions. None of our named executive officers were present or participated directly in the compensation committee or the Board’s final determinations regarding the amount of any component of their own 2016 compensation packages.
However, given his responsibilities for managing the performance of our executive officers, our chief executive officer plays a primary role in establishing the performance goals for, and evaluating the performance of, our other named executive officers, as described in greater detail below under “Short-Term Incentive Compensation”. The compensation committee solicits and considers his evaluations and recommendations (as well as those of the human resources group), including his recommendations regarding base salary adjustments, target cash and equity incentive award levels for the other named executive officers. In the case of the chief executive officer, the compensation committee and the Board meet outside the presence of our chief executive officer and assess his performance.
Role of Our Independent Compensation Consultant
The compensation committee retains an independent consultant to provide the compensation committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. Since August 2015, the compensation committee has retained Farient Advisors (“Farient”) to act as its independent compensation consultant.
In weighing its recommendations for executive compensation for the fiscal year 2016, the compensation committee directed Farient to advise the compensation committee on both best practices and peer practices when designing and modifying our compensation program for executive officers in order to achieve our objectives. As part of its duties, Farient provided the compensation committee with the following services with respect to 2016 compensation decisions:

•	carried out a comprehensive review of our peer group for use in making 2016 executive compensation decisions;

•	provided compensation data for the peer group and relevant executive pay survey data and an analysis of the compensation of the company’s executive officers as compared to this market data;

•	provided a competitive assessment of, and comparison to, long-term incentive design and executive pay program structure based on peer group data;

•	assisted the compensation committee and company with the development of a revised executive pay philosophy to provide target pay generally at the market median 50th percentile;

•	conducted a comprehensive pay for performance assessment;

•	provided recommendations regarding the annual bonus and long-term incentive program design for 2016;

•	assisted the compensation committee with the design of 2016 pay programs consistent with the company’s business strategy and pay philosophy;

•	provided background information and data for 2016 adjustments to the company’s executive compensation program consistent with good governance practices and the company’s objectives; and

•	provided a review of regulatory changes, and stockholder and proxy advisor firms’ best practices with respect to executive pay.

In 2016, the compensation committee met regularly with Farient, both with and without the chief executive officer and/or the chief administrative and internal operations officer present depending upon the topic being discussed. Farient took its direction from the compensation committee chairman, and the company’s chief administrative and internal operations officer and general counsel worked with Farient to provide any information Farient needed about the company to provide its services, however, the compensation committee retained the sole authority to direct, terminate or continue Farient’s services. Farient was not engaged for any non-compensation related services.
The compensation committee has analyzed whether the work of Farient as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the company by Farient; (ii) the amount of fees from the company paid to Farient as a percentage of the firm’s total revenue; (iii) Farient’s policies and procedures that are designed

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to prevent conflicts of interest; (iv) any business or personal relationship of Farient or the individual compensation advisors employed by the firm with an executive officer of the company; (v) any business or personal relationship of the individual compensation advisors with any member of the compensation committee; and (vi) any stock of the company owned by Farient or the individual compensation advisors employed by the firm. The compensation committee has determined, based on its analysis of the above factors, that the work of Farient and the individual compensation advisors employed by Farient as compensation consultants to the company has not created any conflict of interest.
Peer Group Determination
The compensation committee considers compensation practices and levels among our peer companies as one factor in determining compensation each year. This helps us, among other process objectives, to balance our goal of attracting and retaining top executive talent with the need to maintain a reasonable and responsible cost structure. Our compensation committee generally reviews and updates our peer group of companies annually to reflect changes in the industry and to ensure that our comparisons to peer group data are meaningful to the compensation committee’s process and review.
2016 Peer Group. For the 2016 compensation decisions (which were made in February 2016), Farient worked with management in late 2015 to make recommendations to update the 2015 peer group of companies. Farient evaluated several key parameters relating to our then-current size and business focus, as well as significant acquisition activity within the 2015 peer group, to formulate the appropriate recommended peer group for 2016 compensation decisions. Based on this analysis, our compensation committee determined that our 2016 peer group of companies should consist of the 18 companies listed below. The companies in our peer group are companies: (i) that have similar business focus to us (focusing on a combination of IP licensing, data analytics solutions, data aggregator or provider services, content delivery platforms and solutions, integrated targeted advertising products and a similar customer base) and with whom we believe we compete within the market for executive talent and (ii) with a revenue range of approximately one-third to up to potentially three times our projected revenue at the time (resulting in median revenue for the group of $516 million, in range of our projected revenue at the time and lower than our 2015 peer group median revenue), determined as of October 2015, when the peer group was proposed by Farient and approved by the compensation committee. Market capitalization was also considered in developing the peer group, as indicative of company performance, but was not a formal screening criterion. As a result, nine of our prior peer companies from 2015 were removed and six new peer companies were added. Specifically, we removed Compuware Corporation, Concur Technologies, Inc., Conversant, Inc., Digital River Inc., Informatica Corporation and TIBCO Software, Inc. because these companies had been acquired, and we removed FactSet Research Systems Inc., Fortinet Inc. and WebMD Health Corp. because they did not meet the revised parameters described above for having a close enough business focus to ours.

Commvault Systems, Inc.	Harmonic Inc.	Progress Software Corp.
comScore, Inc.	InterDigital, Inc.*	Rocket Fuel Inc.
CoreLogic, Inc.*	Microstrategy Inc.	Splunk, Inc.
Dolby Laboratories, Inc.	Millennial Media Inc.*	Tessera Technologies Inc.*
Dreamworks Animation Inc.	Monster Worldwide, Inc.	TiVo Inc. (now known as TiVo Solutions, Inc.)
Fair Isaac Corporation*	Pegasystems Inc.	Verint Systems Inc.*

*	new peer company for 2016
Farient then collected, analyzed and provided to the compensation committee a report on the total direct compensation and pay practice data for executive officers holding comparable positions at the peer group companies from individual proxy filings (with respect to chief executive officer and chief financial officer compensation) based on publicly available data and other proprietary and published survey sources, and, in order to provide a broader reference point for certain of the named executive officers, from the 2015 Radford Global Technology Survey for technology companies with revenue between $500 million and $1 billion, both generally and as specifically limited to our 2016 peer group companies who participated in the survey, in order to capture compensation data from our 2016 peer group companies for certain named executive officer positions for which there was less publicly available data.
2017 Peer Group. For 2017 compensation decisions (which were made in February 2017), management worked with Farient in late 2016 to make recommendations to update the 2016 peer group of companies. Farient evaluated several key parameters relating to TiVo’s then-current size and business focus, as well as significant acquisition activity within the 2016 peer group, to formulate the appropriate recommended peer group for 2017 compensation decisions. Based on this analysis, our compensation committee determined that our 2017 peer group of companies should consist of the 15 companies listed below. The median revenue of the 2017 peer group is $850 million, higher than from the 2016 peer group median revenue to reflect the combined companies following the TiVo Acquisition and also higher than the high end of the range of our 2017 revenue estimates of $835 million. The companies in our peer group are

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companies: (i) that have similar business focus to us (focusing on a combination of IP licensing, data analytics solutions, data aggregator or provider services, content delivery platforms and solutions, integrated targeted advertising products and a similar customer base) and with whom we believe we compete within the market for executive talent and (ii) with a revenue range of approximately one-third to up to potentially three times our projected revenue (resulting in median revenue for the group below our projected revenue at the time), determined as of November 2016 when the peer group proposed by Farient was approved by the compensation committee. Market capitalization, enterprise value and EBITDA were also considered in developing the peer group, as indicative of company performance, but were not formal screening criteria. As a result, seven of our prior peer companies from 2016 were removed and four new peer companies were added. Specifically, we removed DreamWorks Animation, Millennial Media, Inc. and TiVo Inc. because these companies had been acquired, and we removed Harmonic Inc., and Progress Software Corporation to balance the overall size of companies in the peer group because these companies were relatively smaller. We removed Rocket Fuel Inc. and Splunk Inc. because they did not align as closely to us with respect to company performance.

Acxiom Corporation*	Fair Isaac Corporation	Nuance Communications*
Commvault Systems, Inc.	InterDigital, Inc.	Pegasystems Inc.
comScore, Inc.	Microstrategy Inc.	Take-Two Interactive Software*
CoreLogic, Inc.	Monster Worldwide, Inc.	Tessera Technologies Inc.
Dolby Laboratories, Inc.	NeuStar, Inc.*	Verint Systems Inc.

*	new peer company for 2017
Compensation Positioning Against Peer Data and Executive Pay Survey Data
As a general guideline, our compensation committee targets total direct compensation at a level that is competitive within our peer group and also the marketplaces in which we operate. The compensation committee’s compensation consultant collects, analyzes and provides to the compensation committee a report on the total direct compensation data for executive officers holding comparable positions at the peer group companies from individual proxy filings and based on other proprietary and published survey sources (collectively referred to as the “peer data”).
Our compensation committee believes that compensation should be at the levels necessary to achieve the objectives of our executive compensation program - attracting and retaining top talent as well as linking more of our executives’ compensation to achievement of annual and longer-term corporate performance goals as well as long-term gains in the value of our stock. The opportunity for higher performance-based compensation reflects our commitment to pay for performance, with compensation being higher for exceptional performance and compensation being lower if our performance goals are not reached.
Our compensation committee believes that comparisons to the peer data and executive pay survey data are useful guidelines to measure the competitiveness of our compensation practices. For 2016, the compensation committee generally targeted cash compensation, long-term incentives and total target compensation around the 50th percentile of peer data. This represented a shift from its prior practice of targeting long-term incentives above the 50th percentile of peer data. The compensation committee made this shift because it felt that targeting around the 50th percentile of peer data served the committee’s objective of offering a market competitive compensation program, while at the same time motivating and rewarding our executives to achieve our initiatives and aligning their interests with those of our stockholders, as the incentive nature of our long-term and short-term compensation is designed to deliver above median pay with strong company performance and below median with poor company performance. The compensation committee referenced the full range of pay for executives in similarly sized firms from the peer data. For 2016, the compensation committee maintained discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as individual performance, an executive’s level of experience and responsibilities, the comparability or lack thereof in roles and responsibilities when compared with peer companies, internal pay equity and our compensation budget.
Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2016
As described above under “Compensation Philosophy: Our Objectives, Elements and Considerations,” our 2016 executive compensation program consists of three principal components: base salary, annual variable cash bonus and equity compensation. The compensation committee does not have a set formula for determining the mix of each pay element, and instead seeks to ensure that compensation across all elements is fair and consistent with our company’s compensation philosophy as a whole. In addition, the compensation committee has not adopted any formal or informal policies or guidelines on the mix of the equity awards with regard to stock options versus RSU grants. We believe having flexibility in our allocation among various elements of compensation allows us to tailor each executive’s compensation package to meet our compensation goals based on the facts and circumstances known at that time.

EXECUTIVE COMPENSATION

The following charts illustrate, for 2016, the mix of key pay elements for our executives. Percentages represented in the chart below are based on the value of each element of the total compensation package which includes base pay, short term incentive (valued at target) and equity. For purposes of calculating the equity value, the value of RSUs was based on a 30-day trailing average stock price and the value of stock options was based on Black-Scholes valuation. Mr. Thompson was excluded from the Other NEOs’ Average Target Key Compensation Elements chart because he was hired in September 2016 and as a new hire, his long-term incentive mix did not reflect typical annual ongoing grants. Mr. Finer received a special one-time retention grant of 15,159 RSUs, which was excluded from the Other NEOs’ Average Target Key Compensation Elements chart.
2016 Base Salary Decisions
Base Salary: No increases for 2016. In February 2016, our compensation committee reviewed and determined the 2016 base salaries for each of the named executive officers, other than Mr. Thompson, whose 2016 base salary was approved by the compensation committee in connection with his hiring in August 2016, as set forth in the table below. In making these 2016 decisions, the compensation committee considered the positioning of each individual’s salary as compared to the peer data, as well as the individual’s historical salary levels, our then-current budget for employee salary adjustments and the individual’s anticipated role and responsibilities for the coming year.

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The compensation committee maintained the same base salary for Mr. Carson and Ms. Sergeeff from the previous year because their base salaries approximated the 50th percentile of the peer data and maintained the same base salary for each of Messrs. Finer, Halt and Burke from the previous year because each executive’s base salaries were above the 50th percentile of peer data. In connection with his commencement of employment in August 2016, the compensation committee set Mr. Thompson’s the base salary at the same level it had approved for Mr. Burke in February 2016, to promote consistency and internal equity amongst the executive team.

Executive Officer	2016 Base Salary	% Change from 2015
Thomas Carson	$625,000	0%
Dustin Finer	$391,498	0%
Peter Halt	$413,751	0%
Pamela Sergeeff	$355,100	0%
Pete Thompson(1)	$475,000	N/A
John Burke	$475,000	0%

(1) Mr. Thompson’s 2016 base salary was effective upon his commencement with the company on September 6, 2016.
2016 Short-Term Incentive Compensation Decisions
Target Amounts: No increases for 2016. In February 2016, Mr. Carson recommended to our compensation committee maintaining the same target bonus levels for each of the named executive officers employed at such time, other than Mr. Finer, from the prior year as set forth in the table below. Mr. Carson’s decisions were principally based on the positioning of the target bonus opportunities as an element of total compensation as compared to the peer and survey data.
The compensation committee reviewed Mr. Carson’s recommendations, taking into account the peer data, and determined that the target bonus levels of all of the named executive officers were appropriate and, other than as to Mr. Finer, should remain unchanged from the 2015 target bonus levels. Mr. Finer’s target bonus was reduced from 60% in 2015 to 55% in 2016 in order to align it closer to the 50th percentile of the peer data. Messrs. Carson’s, Finer’s, Halt’s and Burke’s, and Ms. Sergeeff’s resulting 2016 target bonuses were at approximately the 50th percentile of the peer data with respect to short-term incentive compensation targets. When he was hired in September 2016, the compensation committee maintained the same 2016 target bonus level for Mr. Thompson as it had approved for, Mr. Burke in February 2016, which was at approximately the 50th percentile of the peer data for the role of Executive Vice President and Chief Operating Officers, based on the peer data.

Executive Officer	2016 Target Bonus (% of base salary)	% Change from 2015
Thomas Carson	100%	0%
Dustin Finer	55%	-8.3%
Peter Halt	60%	0%
Pamela Sergeeff	55%	0%
Pete Thompson	70%	N/A
John Burke	70%	0%

Weighting of Goals. In February 2016, the compensation committee approved the terms of our 2016 Executive Incentive Plan. Under the 2016 Executive Incentive Plan, the named executive officers would be eligible to earn their annual variable cash bonus based on the company’s achievement of worldwide revenue (“Revenue”) and worldwide Non-GAAP operating income (“Non-GAAP Operating Income”) targets, as well as individual performance (except for Mr. Carson, whose compensation under the 2016 Executive Incentive Plan was based solely on company performance), with the weighting set forth in the following table. These weightings reflect the compensation committee’s determination of the anticipated and intended contribution of each officer’s achievement against the related goals. The weightings for Mr. Carson reflect a change from 90% corporate performance and 10% individual performance in 2015 to 100% corporate performance in 2016. Because as chief executive officer, Mr. Carson has a greater direct impact on, and responsibility for, corporate performance, the compensation committee determined his bonus should be solely dependent on corporate performance.

EXECUTIVE COMPENSATION

With respect to Messrs. Finer, Halt and Burke and Ms. Sergeeff, the compensation committee set the 2016 weighting between corporate and individual performance at the same level as in effect at the end of 2015, as they believed it appropriately aligned our executives with corporate performance. Pursuant to his offer letter agreement with us, upon Mr. Thompson’s commencement of employment, he was eligible to participate in the 2016 Executive Incentive Plan at the same levels and under the same structure as Mr. Burke, pro-rated for the portion of the year he was employed with the company, and based upon corporate and individual performance goals.

	Weighting Among Goals
Executive Officer	Corporate Performance	Individual Performance
Thomas Carson	100%	0%
Dustin Finer	75%	25%
Peter Halt	75%	25%
Pamela Sergeeff	75%	25%
Pete Thompson	75%	25%
John Burke	75%	25%

Under our 2016 Executive Incentive Plan, each executive officer’s bonus is entirely dependent on the corporate and, if applicable, individual performance goals described below.
Corporate Performance Goals. Corporate performance is calculated using a corporate performance factor matrix measuring both Revenue and Non-GAAP Operating Income to determine the “corporate performance factor.” The portion of the annual variable cash bonus that could be earned based on corporate performance is calculated as the product of: (i) the executive’s base salary, (ii) target bonus percentage, (iii) the fraction of the annual variable cash bonus that could be earned based on corporate performance, and (iv) the corporate performance factor determined by the corporate performance factor matrix.
Non-GAAP Operating Income is measured as GAAP operating income from continuing operations, adding back non-cash items such as equity-based compensation and amortization of intangibles, as well as items which impact comparability that are required to be recorded under GAAP, but that the company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, transaction, transition and integration costs, contested proxy election costs, changes in franchise tax reserves and restructuring and asset impairment charges. While depreciation expense is a non-cash item, it is included in Non-GAAP Operating Income as a reasonable proxy for capital expenditures.
Rigor of Corporate Performance Goals. The 2016 annual bonus plan targets for the determination of the “corporate performance factor” were set at the high end (rather than the midpoint) of our annual expectations for Revenue and Non-GAAP Operating Income, ensuring that our bonus targets were rigorous. In determining the appropriate target levels, with the assistance of Farient, the compensation committee performed a competitive assessment of our targets, considering the historical performance of our peer group and the S&P 400 Software and Services index, as well as our historical performance. For the 2016 Senior Executive Company Incentive Plan, in February 2016 (prior to the signing of the Merger Agreement), the Revenue target for the matrix at 100% achievement was $526.9 million and the Non-GAAP Operating Income target for the matrix at 100% achievement was $201.6 million. Based on the combined company budget (which reflects the combination of the companies in September 2016), for the 2016 Senior Executive Company Incentive Plan, the Revenue target for the matrix at 100% achievement was increased to $629.8 million and the Non-GAAP Operating Income target for the matrix at 100% achievement was increased to $208.6 million.
The compensation committee was mindful that our Revenue target for 2016 was set slightly above our actual 2015 Revenue, and the Non-GAAP Operating Income target for 2016 was set above our actual 2015 Non-GAAP Operating Income but in each case below our 2015 targets.  The compensation committee determined the 2016 targets were rigorous and appropriate to motivate and incentivize our executives to achieve our financial goals, given (1) the headwinds facing the company as to our forecasted revenue and Non-GAAP Operating Income expectations for 2016, including the uncertainty and potential volatility related to (i) our IP license renewals with Comcast (whose agreement was expiring March 31, 2016), DISH Network (whose agreement was expiring April 4, 2016), Charter and Time Warner Cable (who were in the middle of their own acquisition, with potential delays attendant thereto, and whose agreement, in the case of Time Warner Cable, was expiring on April 1, 2016), and Verizon (where renewal discussions had been ongoing and unsuccessful as of the time the 2016 revenue and Non-GAAP Operating Income targets were being established), and (ii) the attendant litigation risk associated with those companies if no renewal agreements were to be reached with any one or more of such companies, and (2) the results of the competitive assessment described above. However, to further increase the rigor or our program, the compensation committee raised the threshold level of performance necessary to earn in any “corporate performance factor” for 2016, from 50% to 75% of the Revenue target and from 50% to 75% of the Non-GAAP Operating Income target.

EXECUTIVE COMPENSATION

The corporate performance factor matrix is set forth below, and uses straight-line interpolation for results between the stated percentages. Maximum achievement is capped at 2.0 (or 200% of the target opportunity allocated to corporate performance).
Corporate Performance Factor Matrix Used in 2016
Individual Performance Goals. Individual performance is calculated as a number, between 0 and 200%, with 100% as target performance, and that number is called the individual performance factor. The portion of the annual variable cash bonus that could be earned based on individual performance was calculated for each participant as the product of: (i) the executive’s base salary, (ii) target bonus percentage, (iii) the fraction of the annual variable cash bonus that could be earned based on individual performance, and (iv) the individual performance factor. The compensation committee approved each eligible executive’s individual performance factor based on Mr. Carson’s evaluation of performance of each respective function and whether certain pre-established individual goals for the year had been achieved. The compensation committee believes it is important to retain flexibility to reward individuals for their contributions to overall company performance.
2016 Corporate Performance Results. Our performance in 2016 against our revenue and operating profit goals was $649.1 million in Revenue, or 103.1% of the target goal, and $242.4 million in Non-GAAP Operating Income, or 116.2% of the target goal, resulting in a factor on the corporate performance factor matrix of 1.27 (that is, 127% of the portion of the target opportunity allocated to corporate performance). These achievement percentages were calculated based on the increased target goals described above for the combined company budget (reflecting the combination of the companies in September 2016 as a result of the TiVo Acquisition). Had original target goals (not reflecting combined company budget) been used for measurement, both the Revenue and Non-GAAP Operating Income achievement percentages would be higher than those stated above, resulting in a greater corporate performance factor and greater bonus payout for our named executive officers. The compensation committee believed that comparing our actual 2016 results against the combined company targets best reflected our performance against our target goals and the pay for performance philosophy of our annual incentive program.
2016 Individual Performance Results. In February 2017, our compensation committee evaluated Messrs. Finer, Halt, and Thompson and Ms. Sergeeff to determine the individual performance factor payouts as follows:

•
Dustin Finer: Mr. Carson recommended, and our compensation committee approved, an individual performance factor payout for Mr. Finer (as reflected in the table below) based on Mr. Finer’s overall leadership, management of the human resources function as part of a complicated integration of Rovi and TiVo Inc. and the multitude of new duties taken on as he commenced management of the administrative and internal operations this year in connection with his promotion in 2016. In awarding Mr. Finer an individual payout above target, the compensation committee was particularly mindful of Mr. Finer’s contributions towards the TiVo Acquisition and integration process.

EXECUTIVE COMPENSATION

•
Peter Halt: Mr. Carson recommended, and our compensation committee approved, an individual performance factor payout for Mr. Halt (as reflected in the table below) based upon Mr. Halt’s management of our timely financial reporting and audit processes, his efforts with the company’s analysts and investors, and his management of the company’s finance organization.

•
Pamela Sergeeff: Mr. Carson recommended, and our compensation committee approved, an individual performance factor payout for Ms. Sergeeff (as reflected in the table below) based upon Ms. Sergeeff’s overall leadership, management of the worldwide corporate legal function, leadership of the TiVo Acquisition process, material contribution on corporate governance and compliance initiatives, management of the worldwide revenue generating commercial legal function and support of business and corporate development strategies. In awarding Ms. Sergeeff an individual payout above target, the compensation committee was particularly mindful of Ms. Sergeeff’s outstanding contributions towards the TiVo Acquisition and the renewal of the company’s IP license agreement renewal with DISH Networks.

•
Pete Thompson: Mr. Carson recommended, and our compensation committee approved, an individual performance factor payout for Mr. Thompson (as reflected in the table below) based upon Mr. Thompson’s overall leadership and assistance with the transition following the TiVo Acquisition. The compensation committee took into consideration that Mr. Thompson joined us in September 2016, one day before completion of the TiVo Acquisition, and felt that he fully met performance expectations for the relatively short period of time served during 2016.

	2016 Target Bonus		2016 Actual Bonus Paid					2016 Actual Bonus as a % of Target Bonus
Executive Officer	2016 Target Bonus (%)	2016 Target Bonus ($)	Corporate Performance Factor Payout ($)	+	Individual Performance Factor Payout ($)	=	2016 Actual Bonus Paid (CPF + IPF)($)
Thomas Carson	100	$625,000	$793,750	+	N/A	=	$793,750	127%
Dustin Finer	55	$215,323	$205,095	+	$80,747	=	$285,842	132%
Peter Halt	60	$248,251	$236,459	+	$46,547	=	$283,006	114%
Pamela Sergeeff	55	$195,305	$186,028	+	$97,653	=	$283,681	145%
Pete Thompson (1)	70	$105,668	$100,649	+	$26,417	=	$127,066	120%
John Burke(2)	70	$332,500	—	+	—	=	—	—

(1)	Mr. Thompson’s 2016 Target Bonus reflects the pro-rated portion for the period of employment in 2016.

(2)
As a result of Mr. Burke’s separation from us effective December 16, 2016, he was not eligible to earn a bonus under our 2016 Executive Incentive Plan. Pursuant to the terms of Mr. Burke’s Executive Severance and Arbitration Agreement with us dated March 1, 2014 and his transition agreement with us, he was entitled to payment of his full 2016 target bonus, assuming full achievement (but not overachievement) of corporate and individual performance upon his employment termination on December 16, 2016. Accordingly, Mr. Burke was paid $332,500, in a lump sum payment in February 2017.

2016 Long-Term Incentive Compensation Decisions
Size of Equity Awards. In determining the size of the total equity compensation opportunity in 2016, the compensation committee:

•	aimed to have the aggregate target award value result in target total direct compensation at a level that is competitive in the marketplaces in which we compete;

•
focused a larger portion of total direct compensation in the form of long-term and performance-based equity awards intended to drive long-term differentiated value relative to our peers and maximize long-term stockholder value;

•
aimed to structure a substantial portion of equity opportunity in the form of awards that vest based on achievement of performance goals to better align our executives’ long-term compensation opportunity with our stockholders’ interests; and

•	considered the recommendations of Mr. Carson for the other named executive officers.

Equity Award Mix. The compensation committee determined that the equity awards granted to the named executive officers in 2016 should consist of stock options, time-vesting RSU grants and performance-vesting RSU grants as set forth in the table below. The compensation committee determined these three types of equity awards provided the appropriate balance of long-term incentives for our executive officers in 2016. Specifically, RSU awards that vest based on performance goals focus executives on achieving specific longer-term company performance goals and increasing stockholder value, and RSU awards that vest over time provide tangible value to executive officers and serve as an incentive and retention tool during a difficult operating or volatile business environment, while still being tied

EXECUTIVE COMPENSATION

to our stockholder value. The compensation committee viewed stock options as inherently performance oriented because the executive realizes no value from stock options unless and until the company’s stock price increases over the strike price.
In setting the mix of the three types of equity awards for 2016, the compensation committee determined that a substantial portion of the equity grants should consist of awards that vest based on our performance (in the form of measurable performance goals and/or stock price appreciation), in addition to continued service over time and accordingly, the compensation committee structured performance-based awards to account for more than half of each executive’s annual equity award. In order to further align Mr. Carson’s equity compensation opportunity, the compensation committee increased the portion of Mr. Carson’s equity opportunity that was structured in the form of performance vesting RSU for 2016.
In setting the grant levels, the compensation committee shifted its equity positioning for the executive officers for 2016 from the 75th percentile to the 50th percentile of peer data. This resulted in a significant decrease in the grant date target value of our executive officer equity compensation for 2016. Mr. Carson’s grant date target 2016 equity value represented nearly a 50% decrease from his grant date target 2015 equity value approved by the compensation committee. The compensation committee believes that this positioning, combined with its mix of equity compensation reflects our commitment to pay for performance, with compensation above the median of our peers for exceptional performance and compensation below this level if our performance goals are not reached. The resulting target grant values were established based on market data, individual performance and criticality and each approximated the 50th percentile of the peer data, except for Mr. Finer’s grant, which was closer to the 30th percentile of the peer data in order to offset his base salary being higher than the 50th percentile (and therefore making his total direct compensation approach the 50th percentile in the aggregate).
The compensation committee approved a total dollar value for each named executive officer’s grants, which we refer to as the grant date target value, based on the market data and other factors described above, and the allocation of such value to each of the three forms of equity awards (40% performance-vesting RSUs for all named executive officers, 35% and 40% time-vesting RSUs for the chief executive officer and other named executive officers, respectively, and 25% and 20% stock options for the chief executive officer and other named executive officers, respectively). The actual share amounts of the awards granted on March 1, 2016 were then calculated using the 30-day average stock trading price as of February 29, 2016 (dividing the applicable grant date target value by such average price to arrive at the RSU share number and performance-vesting RSU target share number and applying a Black-Scholes option-pricing model calculation using such average price to arrive at the stock option share number).
Each of the following grants, reflecting the actual share amounts granted on March 1, 2016, was approved by the compensation committee in February 2016:

Executive Officer	Stock Options	RSU - Time Vesting	RSU - Performance Vesting (target)
Thomas Carson	98,645	56,925	65,057
Dustin Finer	7,398	6,099	6,099
Peter Halt	22,195	18,297	18,297
Pamela Sergeeff	14,797	12,198	12,198
John Burke	24,661	20,330	20,330

As a result of Mr. Finer’s promotion in July 2016, the compensation committee granted Mr. Finer an additional equity grant consisting of the same three types of equity awards granted to our named executive officers in March described above. Specifically, we granted Mr. Finer 7,407 stock options, 21,222 time-vesting RSUs and 6,063 performance-vesting RSUs (at target). These additional equity awards were given to (i) approximate the 50th percentile of grants levels for his new position as Chief Administrative and Internal Operations Officer based on peer data and (ii) with respect to 15,159 of the time-vesting RSUs, to provide an additional retention incentive to Mr. Finer. To serve an additional retentive purpose, the normal four-year vesting schedule for time-vesting RSUs was altered for Mr. Finer so no vesting of this retention award would occur for the first two years of Mr. Finer’s continued service (the award vests 50% on the second anniversary of the grant date and then 25% on each of the third and fourth anniversaries of the grant date).
Pursuant to Mr. Thompson’s offer letter agreement, on October 1, 2016, he was granted a stock option to purchase up to 56,497 shares of our common stock and an RSU award covering 82,135 shares, each of which vest over time. The compensation committee determined the size of these awards taking into consideration the 50th percentile of the peer data and the incentive necessary to induce Mr. Thompson to commence employment with the company, given the compensation opportunities he would be foregoing to do so.
2016 Performance Award Vesting Criteria. The 2016 performance-vesting RSU awards were structured similarly to those granted in 2015, which included some key changes to address our investors’ feedback and further refine the awards to best achieve their desired objectives. The 2016 performance awards are based entirely on a three-year performance period (2016-2018) and are eligible to vest on

EXECUTIVE COMPENSATION

a cliff basis, if at all, after three years based upon the achievement of the following two performance factors, each weighted equally: (i) a three-year relative TSR metric of percentile ranking against the S&P 400 Software & Services Index (the “TSR Factor”), and (ii) three-year revenue compound annual growth rate (“CAGR”) and adjusted EBITDA margin targets (“EBITDA Margin” or “Margin” and together with the CAGR targets, the “CAGR/Margin Factor”), as reflected below. Further, the vesting of the performance awards is conditioned upon the grantee remaining employed with the company through the vesting date, which is the third anniversary of the grant date.
The compensation committee structured the TSR Factor and CAGR/Margin Factor to be based on three-year measurement period (rather than one year measurements over a three-year period), to enhance the long-term nature of the award. The compensation committee chose the CAGR/Margin Factor as a performance goal because it is an important long-term measure that focuses our executives on growing the company’s business and driving profits, while also capturing cost control and operational efficiency. The compensation committee chose the TSR Factor to provide a relative performance metric against an appropriate comparator group of companies to incentivize and reward not only for returns to our stockholders, but returns in excess of our general industry. Additionally, the compensation committee was careful to structure the 2016 performance awards to be based on performance goals that differ from our short-term goals under our annual bonus plan. The compensation committee believes that the structure of the 2016 performance awards further aligns management with our long-term stockholder interests.
We carefully set the performance award goals to be rigorous and ultimately serve to align management and our stockholders’ interests. The CAGR and Margin targets for the three-year period are reflected in the table below.

The CAGR and Margin targets as well as the TSR Factor was set at levels the compensation committee determined competitively challenging, with the maximum metric extremely robust.

At the end of the 2016-2018 performance period, the compensation committee will apply the vesting factors resulting from the performance of each of the TSR Factor and CAGR/Margin Factor over the entire three-year period to the grant amount to determine the total amount that will vest based on achievement of the two performance metrics. Depending on the level of achievement, the minimum number of shares issuable pursuant to the performance award is zero and the maximum number of shares issuable is twice the number of target shares.
The range of threshold, target and maximum levels for the three-year CAGR/Margin Factor and resulting vesting are as follows:

	Vesting Attainment
CAGR
16%	100%	120%	120%	140%	140%	160%	160%	180%	200%	200%	200%
15%	100%	100%	120%	120%	140%	140%	160%	160%	180%	180%	200%
14%	90%	100%	100%	120%	120%	140%	140%	160%	160%	180%	180%
13%	90%	90%	100%	100%	120%	120%	140%	140%	160%	160%	180%
12%	80%	90%	90%	100%	100%	120%	120%	140%	140%	140%	160%
11%	80%	80%	90%	90%	100%	100%	120%	120%	120%	140%	140%
10% (target)	70%	80%	80%	90%	90%	100%	100%	100%	120%	120%	140%
9%	70%	70%	80%	80%	90%	90%	90%	100%	100%	120%	120%
8%	60%	70%	70%	80%	80%	80%	90%	90%	100%	100%	120%
7%	60%	60%	70%	70%	80%	80%	80%	90%	90%	100%	100%
6%	50%	60%	60%	70%	70%	70%	80%	80%	90%	90%	90%
5%	50%	50%	60%	60%	70%	70%	70%	80%	80%	80%	90%
	40%	41%	42%	43%	44%	45% (target)	46%	47%	48%	49%	50%
	EBITDA Margin*

*
EBITDA is measured as GAAP operating income from continuing operations, adding back non-cash items such as equity-based compensation, depreciation and amortization of intangibles, as well as items which impact comparability that are required to be recorded under GAAP, but that the company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, transaction, transition and integration costs, contested proxy election costs, changes in franchise tax reserves and restructuring and asset impairment charges. EBITDA margin is calculated as EBITDA divided by Revenue.

EXECUTIVE COMPENSATION

The range of threshold, target and maximum levels for the three-year TSR Factor and resulting vesting are as follows:

TSR Factor	Vesting as a % of Target (if TSR is positive)	Payout as a % of Target (if TSR is negative)
95	200%	100%
90	200%	100%
85	188%	100%
80	175%	100%
75	163%	100%
70	150%	100%
65	138%	100%
60	125%	100%
55	113%	100%
50 (target)	100%	100%
45	88%	88%
40	75%	75%
35	63%	63%
30	50%	50%

As a result of the TiVo Acquisition, a portion of Mr. Halt’s and Mr. Burke’s 2015 and 2016 performance-vesting RSUs vested based on our performance as of the date of the TiVo Acquisition, measured against the CAGR and Margin targets as well as our TSR Factor described above and taking into account the portion of the three-year performance period elapsed as of the TiVo Acquisition. The remainder of the shares were converted into time-based RSUs. In addition, Mr. Burke became entitled to vesting acceleration of his equity awards upon his separation from us effective December 16, 2016. The treatment of Mr. Halt’s and Mr. Burke’s 2016 performance-vesting RSUs as a result of the TiVo Acquisition and Mr. Burke’s separation are further described below under “Agreements Providing for Change of Control and Severance Benefits”.

Equity Compensation Policies
Our general policy is to make annual, new-hire and promotion equity grants on pre-determined dates as follows:

•
In 2016, annual equity grants for named executive officers were recommended by the compensation committee and approved by the Board, or approved by the compensation committee, as applicable, on the first regularly scheduled meeting of the compensation committee and/or the Board during the first quarter of each year, with a target grant date effective as of March 1.

•
In 2017, annual equity grants for named executive officers will be recommended by the compensation committee and approved by the Board, or approved by the compensation committee, as applicable, on the second regularly scheduled meeting of the compensation committee and/or the Board during the second quarter of each year, with a target grant date effective as of July 1. This change was made due to the TiVo Acquisition to align annual equity grant timing of all employees.

•
New hire and promotion grants of equity awards (stock options and/or RSUs) for all executive officers are subject to approval by our compensation committee and occur on the first day of the month following the new employee’s start date or promotion date, as applicable (except for January, which would be January 2, due to the perpetual January 1 holiday). For example, if the compensation committee authorized a grant to a new-hire executive officer on January 10 and the executive officer started employment on January 20, the grant date would be February 1. If the new-hire executive officer started employment on January 20 but the compensation committee did not authorize the grant until February 2, the grant date would be March 1.

The exercise price of the options is not less than the closing price of our common stock on the grant date of the option. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price.
Directors and Named Executive Officers Stock Ownership Guidelines
We have maintained stock ownership guidelines for our Board and our executive officers (including the named executive officers) since 2011. Those guidelines currently provide, (giving effect to prior modifications in February 2012, February 2015, February 2016 and February 2017), as follows:

EXECUTIVE COMPENSATION

•
Board members are required to own, or acquire within five years of July 1, 2011 (or, if later, five years after appointment), shares of common stock of the company (including vested stock options or other vested equity awards received as compensation for serving as a member of the Board) having a market value of at least four times the amount of the annual cash retainer for such director.

•
Our chief executive officer is required to own, or acquire within five years of March 1, 2011 (or, if later, five years after appointment), shares of common stock of the company (including vested stock options or other vested equity awards received as compensation in connection with his employment with the company) having a market value of at least six times his then-current annual base salary (ownership requirement changed from five times base salary to six times base salary in February 2017).

•
Each named executive officer (other than the chief executive officer) is required to own, or acquire within five years of March 1, 2011 (or, if later, five years after appointment), shares of common stock of the company (including vested stock options or other vested equity awards received as compensation in connection with his or her employment with the company) having a market value of at least three times his or her then-current annual base salary (ownership requirement changed from one times base salary to three times base salary in February 2017).

•
The required ownership level for each member of the Board, the chief executive officer and the other named executive officers of the company shall be recalculated whenever such person’s level of base pay changes (for members of the Board, such director’s annual cash retainer), and as of January 1 of every third year; and, if such re-calculation results in an increased ownership amount being required under the above guidelines, then such person shall have five years from the date of the re-calculation to accumulate the incremental amount of the increase resulting from the re-calculation.

Post Year-End Compensation Decisions

Our compensation committee and Board made 2017 executive compensation decisions in February 2017 relating to our annual incentive bonus program and the timing of our executive compensation decisions for 2017. The 2017 Executive Incentive Plan was structured to have the same financial goals as the 2016 Executive Incentive Plan, based on a worldwide revenue target and a worldwide non-GAAP operating profit that the compensation committee determined was appropriate for 2017. However, the compensation committee revisited the threshold levels of the corporate performance goals necessary to earn a payout and determined to increase the threshold levels for 2017 from 75% to 90%.

In connection with the integration of the TiVo Acquisition, we decided to align the timing of compensation decisions for all employees, including executive officers, until later in the year. The compensation committee determined that 2017 executive compensation decisions, including base salary, target bonus and annual equity awards, will be made in the second quarter of the year, rather than in the first quarter of the year. As a result, annual equity awards will be granted on the second regularly scheduled meeting of the compensation committee and/or the Board during the second quarter of each year, with a target grant date for equity awards effective as of July 1, rather than March 1.

In addition, in February 2017, the compensation committee approved an equity award for Ms. Sergeeff, in special recognition of her extraordinary efforts and outstanding contributions during 2016 towards the TiVo Acquisition and the renewal of the Company’s IP license agreement with DISH Networks, in addition to the rest of her duties as General Counsel and Chief Compliance Officer in the normal course of business. While it is not the compensation committee’s general practice to grant special equity awards of this nature, the compensation committee believed that Ms. Sergeeff’s tremendous effort level and contribution through the months-long and overlapping processes of the TiVo Acquisition and the DISH renewal, among her other activities, which were instrumental to their successful consummation, presented a special circumstance that necessitated an additional award to reward, incentivize and retain Ms. Sergeeff. The equity award will be granted on March 1, 2017 in the form of a RSU award with a $200,000 target grant date value, vesting with respect to half of the shares on each of January 1, 2018 and January 1, 2019, subject to Mr. Sergeeff’s continued service through such dates. The compensation committee carefully considered the appropriate form of delivery of Ms. Sergeeff’s award (considering both cash and equity) and determined that an equity award, as opposed to a cash bonus, was most appropriate because the award vests over Ms. Sergeeff’s future service (and so there is a retentive aspect) and delivers realizable value directly dependent on company stock price (and so there is a performance incentive aspect). In choosing the size of the award, the compensation committee was mindful of the value of the award in comparison to Ms. Sergeeff’s current equity incentives (the grant date target value of her special award represented approximately one-third of the grant date target value of her 2016 annual equity incentive).

Compensation Recovery Policy
We adopted a clawback policy, even though the SEC has not yet issued final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act requirement. Our policy currently provides that, in the event of (i) a financial statement restatement or (ii) a later determination that the figures upon which incentive compensation (equity compensation or cash) was calculated and paid to executive officers were in error (provided that in each case that an executive officer’s misconduct caused either

EXECUTIVE COMPENSATION

the noncompliance that resulted in the restatement or the error in the figures upon which incentive compensation was calculated and paid), the Board may take action to recover the incentive compensation that was paid or vested (including gain from the sale of vested shares) during the three-year period preceding the restatement obligation or the determination of the error as noted above. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. We will also comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will modify our policy to the extent required by law once the SEC adopts final regulations on the subject.

Anti-Hedging Policy
We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. We adopted this policy as a matter of good corporate governance. Furthermore, by not allowing executives to engage in such transactions, they face the downside risk of a reduction in value of their unvested equity awards, and therefore pay from equity is more strongly correlated to stock price performance over the vesting period.
Agreements Providing for Change of Control and Severance Benefits
The employment of each of our named executive officers is “at will.” However, each of the current named executive officers has entered into an executive severance agreement with the company. The severance agreements of Mr. Finer, Mr. Halt, Ms. Sergeeff and Mr. Thompson have substantially the same material terms, providing cash severance of twelve months of base pay, accelerated vesting of equity-based compensation and continuation of benefits coverage only upon termination of employment in connection with a change in control of the company. The executive severance agreement of Mr. Carson provides for similar cash severance, accelerated vesting and benefit coverage as the other named executive officers in the event of a change in control, but differs from the other named executive officer’s agreements in that Mr. Carson’s executive severance and arbitration agreement generally provides: (i) certain of such severance benefits upon termination of his employment by the company without “cause” or his voluntary termination with good reason unrelated to any change in control of the company or by reason of death, and (ii) a “best after-tax results” provision if such payments upon a change in control results in an excise tax under Section 4999 of the Code. The severance agreement of Mr. Burke provided for cash severance of twelve months of base pay continuation, payment of target bonus and accelerated vesting of equity-based compensation upon an involuntary termination of employment in connection with a change in control of the company.
The TiVo Acquisition qualified as a “change in control” under the severance agreements described above with Messrs. Carson, Finer, Halt and Burke and Ms. Sergeeff and the terms of the outstanding performance-vesting awards held by each of such executive officers; however, in connection with the TiVo Acquisition, Messrs. Carson and Finer and Ms. Sergeeff entered into letter agreements with Rovi whereby each agreed that the TiVo Acquisition would not qualify as a “change in control”.
As a result of the TiVo Acquisition, under the terms of Mr. Halt’s outstanding performance-based equity awards granted in 2015 and 2016, our performance was measured against the performance goals for such awards as of the effective date of the TiVo Acquisition. Based on the extent of such performance and the portion of the three-year performance period that occurred prior to the TiVo Acquisition, a portion of the awards (0% of the 2015 award and 17% of the 2016 award) vested at the time of the TiVo Acquisition and a portion of the 2015 and 2016 awards (49% of the 2015 award and 83% of the 2016 award) converted from performance-based awards to time-based awards (vesting in equal annual installments on March 1 of each of 2017, 2018 and 2019 (with respect to the 2016 grant only)), subject to Mr. Halt’s continued service, with the remainder of the awards immediately forfeited. Mr. Burke’s 2015 and 2016 equity awards were subject to the same treatment as described above for Mr. Halt, however, as a result of his termination on December 16, 2016, and in accordance with a transition and separation agreement dated August 29, 2016, Mr. Burke became entitled to the benefits under this severance agreement triggered by an involuntary termination in connection with a change in control (which included vesting acceleration of the time-vesting schedule of portion of his 2015 and 2016 performance-vesting equity awards earned based on our performance as of the TiVo Acquisition). The terms of the employment and severance agreements with our named executive officers are discussed more fully in the section below under the heading “Employment Agreements with Named Executives” and “Potential Payments upon Termination or Change of Control.”

The amounts, terms and conditions of these change in control and severance rights reflect the arrangements between our named executive officers and the company at the time these awards and documents were entered into, the benefits provided by our peer companies to similarly situated executives, as well as our desire for internal pay equity among our executive officers. The compensation committee believes that the severance benefits and accelerated vesting offered to our named executive officers in the event of a termination of employment in connection with a change in control serves to minimize the distractions to our executive team and helps our named executive officers maintain a balanced perspective in making overall business decisions during periods of uncertainty and are structured

EXECUTIVE COMPENSATION

so that an acquirer that wishes to retain our management team during a transition period or over the long term will have an opportunity to do so.
401(k) Plan
Our employees, including our named executive officers, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation. Employee contributions are held and invested by the 401(k) plan’s trustee. Our 401(k) matching contribution program matches employee contributions at a rate of 50% up to 6% of eligible compensation and within the federal statutory limit under Section 401(a)(17). We believe that this benefit is consistent with the practices of our peer companies, and therefore is a necessary element of compensation in attracting and retaining employees.
Other Employee Benefits
We provide health insurance, dental insurance, life insurance, disability insurance, healthcare savings accounts, wellness program incentives, health club membership reimbursement and paid vacation time benefits to all of our employees, including our named executive officers on the same terms and conditions. We believe these benefits are consistent with the practices of our peer companies, and therefore necessary in attracting and retaining our employees.
In addition to the benefits listed above, the compensation committee provides, from time to time, limited business-related perquisites to our named executive officers. In considering potential perquisites, the compensation committee reviews the company’s cost of such benefits against the perceived value we receive. No such perquisites were approved or paid in 2016.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code generally limits the corporate deduction by a public company for compensation paid to its chief executive officer and certain other named executive officers during any single year to $1 million per individual, unless certain requirements are met which qualify that compensation as performance-based under these tax rules. Our compensation committee considers the impact of this deduction limitation rule in establishing and implementing compensation policies and practices. The compensation committee may grant compensation that qualifies as performance-based compensation when it determines that it is in the best interest of the company. For example, under the 2008 EIP, stock options and performance-based stock awards may be granted in a manner that satisfies the deductibility requirements of Section 162(m). However, we have not established a policy whereby all compensation paid to our named executive officers must be fully deductible. Rather, the deductibility of such compensation is one of the factors considered in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our goal to attract and retain key executives by remaining competitive in our pay practices. For example, in 2016, the compensation committee deemed it desirable to retain adequate flexibility in designing compensation programs that motivate executives to achieve extraordinary results. Therefore, the 2016 Executive Incentive Plan was not structured to qualify as performance-based compensation under the Section 162(m) rules and so compensation payable thereunder may not be fully deductible by us in all circumstances.
Accounting Considerations
The company accounts for equity compensation paid to our employees under the FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense at the time the obligation is accrued. The accounting impact of our compensation programs are one of many factors that the compensation committee considers in determining the structure and size of our executive compensation programs.
Compensation Program Risk Review
Our compensation committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION

Compensation Committee Report
The material in this compensation committee report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, other than in TiVo’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this proxy statement. Based on this review and discussion, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement for the fiscal year ended December 31, 2016.
Respectfully submitted,
Members of the Compensation Committee
Glenn W. Welling (Chair)
Eddy Hartenstein
N. Steven Lucas

COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE
The following table shows the compensation as of December 31, 2016 awarded to, earned by or paid to our President and Chief Executive Officer, our Chief Financial Officer, our three other executive officers and our former executive officer who would have been a Named Executive but for his termination with the company, each of whom has total 2016 compensation in excess of $100,000 (“Named Executives”) for the fiscal years set forth in the table below. This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares underlying stock options granted and certain other compensation, whether paid or deferred. We have not granted stock appreciation rights and have not provided long-term compensation benefits other than stock options and restricted stock awards or restricted stock unit awards.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(2)	(f)(3)	(g)(4)	(i)(5)	(j)
Thomas Carson President and Chief Executive Officer	2016	$625,000		$3,496,695	$1,015,570	$793,750	$10,350	$5,941,365
	2015	$620,833		$4,468,632	$1,917,816	$537,500	$10,350	$7,555,131
	2014	$591,667		$4,222,630	$1,303,884	$552,000	$10,200	$6,680,381
Peter Halt Chief Financial Officer	2016	$413,751		$1,037,037	$228,502	$283,006	$10,350	$1,972,646
	2015	$411,743		$1,489,544	$361,852	$212,875	$10,350	$2,486,364
	2014	$399,125	$60,755	$1,241,950	$222,143	$166,304	$9,084	$2,099,361
Dustin Finer Chief Administrative and Internal Operations Officer (1)	2016	$391,498		$809,052	$126,162	$285,842	$10,787	$1,623,341
Pamela Sergeeff EVP, General Counsel & Chief Compliance Officer	2016	$355,100		$691,358	$152,338	$283,681	$8,508	$1,490,985
	2015	$351,750		$1,117,158	$226,158	$174,798	$8,508	$1,878,372
	2014	$335,000	$146,156	$1,738,730	$178,680	$115,575	$8,358	$2,522,500
Pete Thompson EVP and Chief Operating Officer (2)	2016	$152,936		$1,599,908	$400,016	$127,066	$1,269	$2,281,195
John Burke EVP and Chief Operating Officer (3)	2016	$455,208		$1,152,264	$253,890	$0	$341,680	$2,203,042
	2015	$470,833		$1,994,925	$452,315	$289,275	$12,427	$3,219,775
	2014	$354,545	$66,272	$2,426,490	$444,270	$147,509	$4,016	$3,443,102

(1)	On June 16, 2016, Mr. Finer was appointed Chief Administrative and Internal Operations Officer effective July 1, 2016.

(2)	On August 31, 2016, Mr. Thompson was appointed Executive Vice President and Chief Operating Officer effective September 6, 2016.

(3)
Mr. Burke’s role as Chief Operating Officer ended in September 2016 and he remained in a strategic advisory role until December 2016. The amount shown in the table above does not include severance payment consisting of: (i) up to 12 months of salary continuation having a maximum value of $475,000; (ii) up to 12 months of healthcare benefit continuation having a maximum value of $27,023; and (iii) additional accelerated vesting of stock options having a value of $0 and additional accelerated vesting of restricted stock having a value of $2,645,291.

(4)
Amounts disclosed under “Stock Awards” represent the aggregate grant date fair value of all stock awards granted during the indicated year, calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 12, “Equity-based Compensation” in the Consolidated Financial Statements of our 2016 Annual Report on Form 10-K. With respect to the restricted stock units granted in 2016 that vest subject to either performance or market conditions, the grant date fair value assumes probable outcome of the performance conditions. Assuming that the highest level of performance and market conditions will be achieved, the aggregate maximum grant date fair value would be the following amounts: Mr. Carson - $2,924,865; Mr. Halt - $822,606; Mr. Finer - $454,912; Ms. Sergeeff - $548,404; and Mr. Burke - $914,006. In September 2016, the performance based restricted stock units granted to Mr. Halt in 2015 and 2016 were converted into time-based restricted stock units; this conversion did not result in a modification under ASC 718.

(5)
Amounts disclosed under “Option Awards” represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model

COMPENSATION INFORMATION

and excluding the effect of estimated forfeitures. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the named executive officers. For a discussion of valuation assumptions, see Note 12, “Equity-based Compensation” in the Consolidated Financial Statements of our 2016 Annual Report on Form 10-K.

(6)
Amounts disclosed under “Non-Equity Incentive Plan Compensation” represent the individual and corporate performance component of the annual cash bonuses earned pursuant to the Executive Incentive Plan for services rendered in 2016. Such bonuses for services rendered in 2016 were paid in 2017.

(7)
Amounts disclosed under “All Other Compensation” consist of: (i) the matching contributions we made on behalf of the Named Executives to our 401(k) plan; (ii) employer paid premiums for life insurance coverage and for Mr. Burke (iii) a lump sum separation payment of $332,500 representing the amount of his 2016 target bonus.

Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2016 to the Named Executives.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)(4)	Maximum ($)	Threshold (#)	Target (#)(5)	Maximum (#)(5)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Thomas Carson	N/A	N/A		625,000	1,250,000
	3/1/2016	2/9/2016								98,645	23.440	1,015,570
	3/1/2016	2/9/2016							56,925		0.001	1,334,265
	3/1/2016	2/9/2016					65,057	130,114			0.001	2,162,430
Peter Halt	N/A	N/A		248,251	496,502
	3/1/2016	2/9/2016								22,195	23.440	228,502
	3/1/2016	2/9/2016							18,297		0.001	428,863
	3/1/2016	2/9/2016					18,297	36,594			0.001	608,174
Dustin Finer	N/A	N/A		215,324	430,648
	3/1/2016	2/9/2016								7,398	23.440	76,164
	7/1/2016	6/16/2016								7,407	15.540	49,998
	3/1/2016	2/9/2016							6,099		0.001	142,954
	7/1/2016	6/16/2016							21,222		0.001	329,769
	3/1/2016	2/9/2016					6,099	12,198			0.001	202,725
	7/1/2016	6/16/2016					6,063	12,126			0.001	133,604
Pamela Sergeeff	N/A	N/A		195,305	390,610
	3/1/2016	2/9/2016								14,797	23.440	152,338
	3/1/2016	2/9/2016							12,198		0.001	285,909
	3/1/2016	2/9/2016					12,198	24,396			0.001	405,449
Pete Thompson	N/A	N/A
	10/1/2016	8/16/2016		105,668	211,336					56,497	19.480	400,016
	10/1/2016	8/16/2016							82,135		0.001	1,599,908
John Burke	N/A	N/A		332,500	665,000
	3/1/2016	2/9/2016								24,661	23.440	253,890
	3/1/2016	2/9/2016							20,330		0.001	476,515
	3/1/2016	2/9/2016					20,330	40,660			0.001	675,749

(1)
We award the individual and corporate components of cash bonuses pursuant to our 2016 Senior Executive Company Incentive Plan. The 2016 Senior Executive Company Incentive Plan provides for the award of such annual cash bonuses based upon the attainment of: (i) corporate performance based on specified revenue and operating income goals and (ii) individual performance based upon achievement of pre-established individual objectives. The table above reflects the target and maximum cash bonuses that each Named Executive could earn with respect to the corporate performance goals. The actual amount of the cash bonus attributable to corporate performance that was earned and paid to each of the Named Executives for fiscal year ended December 31, 2016 is set forth in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

COMPENSATION INFORMATION

(2)	All restricted stock units and options granted to the Named Executives in 2016 were granted under the 2008 EIP.

(3)
Represents the aggregate grant date fair value of each award as computed in accordance with FASB ASC Topic 718. With respect to the restricted stock units granted in 2016 that vest subject to either performance or market conditions, the grant date fair value assumes probable outcome of the performance conditions.

(4)	Amounts represent the target payout with respect to corporate performance under the 2016 Senior Executive Company Incentive Plan assuming 100% achievement of target.

(5)	Represents the target and maximum number of shares that may be earned under the performance and market-based restricted stock units granted to Named Executives in 2016 under the 2008 EIP.
Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our continuing compensation plans and arrangements is set forth below.
Employment Agreements with Named Executives

Mr. Carson. In December 2011, we appointed Mr. Carson as the company’s President and Chief Executive Officer. On December 14, 2011 we entered into an offer letter agreement with Mr. Carson under which, he is entitled to an annual base salary, currently set at $625,000 and unchanged from 2015, and is eligible to participate in the company’s Senior Executive Company Incentive Plan (the “EIP”) with a cash bonus target equal to 100% of his base salary, with such percentage subject to change each year as determined by the company’s compensation committee and certain equity awards that are now fully vested. Also in December 2011, the company entered into an Amended and Restated Executive Severance and Arbitration Agreement with Mr. Carson, which supersedes and replaces Mr. Carson’s previous executive severance and arbitration agreement, the terms of which are described under “Potential Payments upon Termination or Change of Control.”
Mr. Finer. In June 2016, we appointed Mr. Finer as our Chief Administrative and Internal Operations Officer. Under the terms of Mr. Finer’s employment with the company, he is entitled to an annual base salary, currently set at $391,498, and is eligible to participate in the company’s EIP with a cash bonus target equal to 55% of his base salary, with such percentage subject to change each year as determined by the company’s compensation committee. In connection with this appointment, on July 1, 2016, we granted Mr. Finer: (i) options to purchase 7,407 shares of our common stock, having a term of seven years and vesting over four years, with 25% vesting on the one-year anniversary of the grant date and the remaining vesting monthly thereafter, (ii) a restricted stock unit award in the amount of 6,063 shares which will vest over four (4) years with 25% vesting on each of the annual anniversaries of the grant date, (iii) a performance based restricted stock unit award in the amount of 6,063 shares which are eligible to vest after the third anniversary of the grant date and the number of Performance-Based restricted stock units that vest shall be based on the achievement of the following two factors, each weighted equally: (a) a three-year relative TSR Factor and (b) three-year revenue CAGR/Margin Factor, and (iv) a restricted stock unit award in the amount of 15,159 shares which will vest over four (4) years with 50% vesting on the second anniversary of the grant date and 25% vesting on each of the third and fourth year anniversary of the grant date. Mr. Finer also had an existing Executive Severance and Arbitration Agreement, the terms of which are described under “Potential Payments upon Termination or Change of Control.”
Mr. Halt. In May 2012, we appointed Mr. Halt as our Chief Financial Officer, effective May 19, 2012. Under the terms of Mr. Halt’s employment, he is entitled to an annual base salary, currently set at $413,751, and is eligible to participate in the company’s EIP with a cash bonus target equal to 60% of his base salary, with such percentage subject to change each year as determined by the company’s compensation committee and certain equity awards that are now fully vested. Also Mr. Halt was offered an Executive Severance and Arbitration Agreement, the terms of which are described under “Potential Payments upon Termination or Change of Control.”
Ms. Sergeeff. In December 2013, we appointed Ms. Sergeeff as our Executive Vice President, General Counsel and Chief Compliance Officer, effective December 7, 2013. Under the terms of Ms. Sergeeff’s employment with the company, she is entitled to an annual base salary, currently set at $355,100, and is eligible to participate in the company’s EIP with a cash bonus target equal to 55% of her base salary, with such percentage subject to change each year as determined by the company’s compensation committee. Ms. Sergeeff was also offered an Executive Severance and Arbitration Agreement, the terms of which are described under “Potential Payments upon Termination or Change of Control.”
Mr. Thompson. In August 2016, we appointed Mr. Thompson as our Executive Vice President and Chief Operating Officer, effective September 6, 2016. Under the terms of Mr. Thompson’s employment with the company, he is entitled to an annual base salary,

COMPENSATION INFORMATION

currently set at $475,000, and is eligible to participate in the company’s EIP (prorated for 2016) with a cash bonus target equal to 70% of his base salary, with such percentage subject to change each year as determined by the company’s compensation committee. On October 1, 2016, we granted Mr. Thompson: (i) options to purchase 56,497 shares of our common stock, having a term of seven years and vesting over four years, with 25% vesting on the one-year anniversary of the grant date and the remaining vesting monthly thereafter and (ii) a restricted stock award in the amount of 82,135 shares which will vest over four (4) years with 25% vesting on each of the annual anniversaries of the grant date. Also Mr. Thompson was offered an Executive Severance and Arbitration Agreement, the terms of which are described under “Potential Payments upon Termination or Change of Control.”
Mr. Burke. In March 2014, we hired and appointed Mr. Burke as our Executive Vice President and Chief Operating Officer. Under the terms of Mr. Burke’s employment, he is entitled to an annual base salary, currently set at $475,000, and is eligible to participate in the company’s EIP with a cash bonus target equal to 70% of his base salary, with such percentage subject to change each year as determined by the company’s compensation committee. On May 1, 2014 we granted Mr. Burke two restricted stock awards: (i) the first in the amount of 55,000 shares which will vest over four (4) years with 25% vesting on each of the annual anniversaries of the grant date, and (ii) the second restricted stock award in the amount of 55,000 shares that will vest over a period of up to three years based on the achievement of total annual (measured on a calendar year basis) Non-GAAP operating profit performance metrics. On April 1, 2014 we granted Mr. Burke options to purchase 50,000 shares of our common stock, having a term of seven years and vesting over four years, with 25% vesting on the one-year anniversary of the grant date and the remaining vesting monthly thereafter. Also Mr. Burke was offered an Executive Severance and Arbitration Agreement, the terms of which are described under “Potential Payments upon Termination or Change of Control.” On August 26, 2016, the company and John Burke agreed that Mr. Burke would no longer serve as the company’s Chief Operating Officer effective September 6, 2016. Mr. Burke continued to work in a strategic advisory capacity until December 31, 2016 to provide a seamless transition and assist the Company in the initial stages of integration of the TiVo acquisition.
2016 Senior Executive Company Incentive Plan Cash Awards. Our 2016 Senior Executive Incentive Plan provides for annual cash bonus award opportunities to reward executive officers for performance in the prior fiscal year. For more information regarding our 2016 Senior Executive Incentive Plan, please see the section entitled “2016 Short-Term Incentive Compensation Decisions” in the Compensation Discussion and Analysis above.
2016 Equity Incentive Awards. During 2016, the Named Executives received option grants and restricted stock unit awards under the 2008 EIP. All such option grants were at exercise prices equal to the fair market value of our common stock on the grant dates. All of these options vest over a four-year period after grant, subject to the Named Executive’s continued employment with the company. All options granted to the Named Executives in 2016 expire seven years from the grant date, unless the participant’s employment with the company terminates before the end of such seven-year period. The restricted stock unit awards granted to the Named Executive Officers in 2016 consisted of awards that vest over a four-year period and awards that vest upon specified performance goals, as further described under “2016 Long-Term Incentive Compensation Decisions in the Compensation Discussion and Analysis” section above.
Executive Severance and Arbitration Agreements. Our Named Executives have entered into executive severance and arbitration agreements as described under “Potential Payments upon Termination or Change of Control.”

COMPENSATION INFORMATION

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards held by the Named Executives as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas Carson	29,172			$33.43	3/1/2017	193,675 (15)	$4,047,808	44,413	$928,232
	39,272			$36.74	4/1/2017			85,000	$1,776,500
	40,000			$54.10	3/1/2018			84,000 (21)	$1,755,600
	300,000			$24.56	1/3/2019			65,057 (22)	$1,359,691
	92,812	42,188 (1)		$24.84	3/1/2021
	92,750	119,250 (2)		$24.88	3/1/2022
		98,645 (3)		$23.44	3/1/2023
Peter Halt	75,000			$23.48	6/1/2019	99,135 (16)	$2,071,922	19,034	$397,811
	15,812	7,188 (4)		$24.84	3/1/2021			25,000	$522,500
	17,500	22,500 (5)		$24.88	3/1/2022
		22,195 (6)		$23.44	3/1/2023
Dustin Finer	60,000			$23.48	6/1/2019	73,946 (17)	$1,545,471	19,034	$397,811
	15,812	7,188 (7)		$24.84	3/1/2021			25,000	$522,500
	10,937	14,063 (8)		$24.88	3/1/2022			21,000 (21)	$438,900
		7,398 (9)		$23.44	3/1/2023			6,099 (22)	$127,469
		7,407 (10)		$15.54	7/1/2023			6,063 (22)	$126,717
Pamela Sergeeff	12,718	5,782 (11)		$24.84	3/1/2021	55,448 (18)	$1,158,863	20,000	$418,000
	10,937	14,063 (12)		$24.88	3/1/2022			21,000 (21)	$438,900
		14,797 (13)		$23.44	3/1/2023			12,198 (22)	$254,938
Pete Thompson		56,497 (14)		$19.48	10/1/2023	82,135 (19)	$1,716,622
John Burke (20)	50,000			$23.58	3/16/2017
	50,000			$24.88	3/1/2022
	24,661			$23.44	3/1/2023

(1)	Of the shares underlying unvested options, approximately 2,813 will vest on the 1st of each month through March 1, 2018.

(2)	Of the shares underlying unvested options, approximately 4,417 will vest on the 1st of each month through March 1, 2019.

(3)	Of the shares underlying unvested options, approximately 24,662 will vest on March 1, 2017 and 2,055 will vest on the 1st of each month through March 1, 2020.

(4)	Of the shares underlying unvested options, approximately 480 will vest on the 1st of each month through March 1, 2018.

(5)	Of the shares underlying unvested options, approximately 833 will vest on the 1st of each month through March 1, 2019.

(6)	Of the shares underlying unvested options, approximately 5,549 will vest on March 1, 2017 and 462 will vest on the 1st of each month through March 1, 2020.

(7)	Of the shares underlying unvested options, approximately 480 will vest on the 1st of each month through March 1, 2018.

COMPENSATION INFORMATION

(8)	Of the shares underlying unvested options, approximately 521 will vest on the 1st of each month through March 1, 2019.

(9)	Of the shares underlying unvested options, approximately 1,850 will vest on March 1, 2017 and 154 will vest on the 1st of each month through March 1, 2020.

(10)	Of the shares underlying unvested options, approximately 1,852 will vest on July 1, 2017 and 154 will vest on the 1st of each month through July 1, 2020.

(11)	Of the shares underlying unvested options, approximately 386 will vest on the 1st of each month through March 1, 2018.

(12)	Of the shares underlying unvested options, approximately 521 will vest on the 1st of each month through March 1, 2019.

(13)	Of the shares underlying unvested options, approximately 3,700 will vest on March 1, 2017 and 308 will vest on the 1st of each month through March 1, 2020.

(14)	Of the shares underlying unvested options, approximately 14,125 will vest on October 1, 2017 and 1,177 will vest on the 1st of each month through October 1, 2020.

(15)	These shares vest as follows: 87,731 shares on March 1, 2017, 56,481 shares on March 1, 2018; 35,231 shares on March 1, 2019 and 14,232 shares on March 1, 2020.

(16)	These shares vest as follows: 48,159 shares on March 1, 2017, 29,784 shares on March 1, 2018; 16,617 shares on March 1, 2019 and 4,575 shares on March 1, 2020.

(17)
These shares vest as follows: 31,399 shares on March 1, 2017, 1,515 shares on July 1, 2017, 13,025 shares on March 1, 2018; 9,096 shares on July 1, 2018, 6,775 shares on March 1, 2019, 5,306 shares on July 1, 2019, 1,525 shares on March 1, 2020 and 5,305 shares on July 1, 2020.

18)	These shares vest as follows: 23,299 shares on March 1, 2017, 20,800 shares on March 1, 2018; 8,299 shares on March 1, 2019, and 3,050 shares on March 1, 2020.

(19)	These shares vest as follows: 20,533 shares on October 1, 2017, 20,534 shares on October 1, 2018, 20,534 shares on October 1, 2019 and 20,534 shares on October 1, 2020.

(20)	All stock awards held by Mr. Burke as of his date of termination were immediately vested and became exercisable.

(21)
These shares are eligible to vest on March 1, 2018, based on the achievement of the following two factors weighted equally: (i) a three-year relative TSR metric of percentile ranking against a peer group established by our compensation committee and (ii) three-year revenue compound annual growth rate and margin targets.

(22)
These shares are eligible to vest on March 1, 2019, based on the achievement of the following two factors weighted equally: (i) a three-year relative TSR metric of percentile ranking against a peer group established by our compensation committee and (ii) three-year revenue compound annual growth rate and margin targets.

COMPENSATION INFORMATION

Option Exercises and Stock Vested
The following table shows for the fiscal year ended December 31, 2016 certain information regarding option exercises and stock awards accrued on vesting during the last fiscal year with respect to the Named Executives:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Thomas Carson	—	—	161,979	$3,627,126
Peter Halt	—	—	58,497	$1,313,695
Dustin Finer	—	—	50,520	$1,144,638
Pamela Sergeeff	—	—	22,407	$525,198
Pete Thompson	—	—	—	—
John Burke	—	—	192,935	$3,891,994

(1)	Represents the vesting of restricted stock.

(2)	The value realized is based upon the closing market price of our common stock on the vesting date multiplied by the number of shares of restricted stock vested, less the par value of the stock issued.
Potential Payments upon Termination or Change of Control

We entered into executive severance and arbitration agreements with: (i) Mr. Halt in connection with his appointment as Chief Financial Officer and Ms. Sergeeff in connection with her appointment as Executive Vice President and General Counsel (see Exhibit 10.22 to the company’s Annual Report on Form 10-K filed with the SEC on February 12, 2014); (ii) Mr. Thompson with his appointment as Executive Vice President and Chief Operating Officer and (iii) Mr. Finer with his appointment as Chief Administrative and Internal Operations Officer. Under the agreements, in the event of a change in control of TiVo, each of these executives is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) upon termination of employment by the company for any reason other than cause or by the executive with good reason within 90 days prior or 12 months following a change in control of the company. In addition, upon such event all unvested stock awards held by these executives shall become immediately vested. The only severance payments payable to these executives are those that require (1) a change in control of TiVo and (2) the executive’s termination of employment by the company without cause or by the executive with good reason. The executives are also entitled to receive all welfare benefits we have provided to them immediately prior to a change in control during the period we are obligated to make their severance payments, or if sooner, until the executive is entitled to welfare benefits from any entity employing the executive after the executive’s employment with the company terminates. The executive’s right to receive benefits under these agreements, including the executive’s right to exercise any options that have accelerated under these agreements, will cease if the executive accepts employment with one of our competitors. In addition, the executive agrees not to solicit, for one year following termination, any employee of ours to work for another business.
We entered into an executive severance and arbitration agreement with Mr. Burke in March 2014, in connection with his employment with TiVo (see Exhibit 10.2 to the company’s Current Report on Form 8-K filed with the SEC on March 13, 2014). The agreement provides, among other things, that if, at any time, the company terminates Mr. Burke’s employment without cause, and other than as a result of Mr. Burke’s death or disability, or Mr. Burke resigns for good reason, then: (i) the company shall continue to pay Mr. Burke at his regular base pay and shall provide certain welfare benefits for a period of 12 months immediately following the termination of employment; and (ii) the company shall pay Mr. Burke an amount equal to Mr. Burke’s target bonus (assuming full performance, but no over-performance, of targets, and for clarity excluding any discretionary bonuses) pro-rata for the amount of time employed during the year in which Mr. Burke’s termination occurs, payable in a lump-sum, less applicable deductions and withholdings, on the 60th day following his termination date. Additionally, in the event that a change in control of the company occurs and, within the period beginning ninety (90) days before the date of the change in control and ending 12 months thereafter, Mr. Burke’s employment either is terminated by the company without cause or Mr. Burke voluntarily terminates his employment with the company with good reason, then, in addition to the severance benefits discussed above, Mr. Burke will also receive the following additional severance benefits: (i) all stock awards held by Mr. Burke as of the date of termination will immediately vest and become fully exercisable; and (ii) the company shall pay Mr. Burke an amount equal to Mr. Burke’s target bonus (assuming full performance, but no over-performance, of targets, and for clarity excluding any discretionary bonuses) for the remainder of the year in which Mr. Burke’s termination occurs (to the extent such pro rata

COMPENSATION INFORMATION

bonus under the above severance benefit is less than the entire year), payable in a lump-sum, less applicable deductions and withholdings, on the 60th day following his termination date. If Mr. Burke commences new employment with compensation that is substantially comparable to such severance pay within the 12-month period following the termination date, Mr. Burke’s salary continuation and welfare benefits shall cease on the later of the date six months after the termination of employment with the company or the date Mr. Burke commences new employment. Payment of the severance benefits is conditioned, among other things, on Mr. Burke delivering an effective, general release of claims in favor of the company.

We originally entered into an executive severance and arbitration agreement with Mr. Carson in December 2009 to replace his employment agreement and align his benefits with those of the Named Executives other than the chief executive officer. In connection with Mr. Carson’s appointment as President and Chief Executive Officer, on December 14, 2011, the company entered into an amended and restated executive severance and arbitration agreement with Mr. Carson (see Exhibit 10.2 to the company’s Current Report on Form 8-K filed with the SEC on December 16, 2011). The agreement provides, among other things, that if, at any time, the company terminates Mr. Carson’s employment without cause, and other than as a result of Mr. Carson’s death or disability, or Mr. Carson resigns for good reason, then: (i) the company shall continue to pay Mr. Carson at his regular base pay and shall provide certain welfare benefits for a period of 12 months immediately following the termination of employment; (ii) the company shall pay Mr. Carson an amount equal to Mr. Carson’s target bonus (assuming full performance, but no over-performance, of targets, and for clarity excluding any discretionary bonuses) for the year in which Mr. Carson’s termination occurs, payable in a lump-sum, less applicable deductions and withholdings, on the 60th day following his termination date; and (iii) stock awards (other than performance-based awards and future grants of similar performance-based vesting shares) held by Mr. Carson as of the date of termination will immediately vest and become exercisable as to the number of shares that would have vested in accordance with the applicable vesting schedule as if Mr. Carson had been in service for an additional twelve months after the termination date. Additionally, in the event that a change in control of the company occurs and, within the period beginning 90 days before the date of the change in control and ending 12 months thereafter, Mr. Carson’s employment either is terminated by the company without cause or Mr. Carson voluntarily terminates his employment with the company with good reason: (i) the company shall pay Mr. Carson the severance benefits discussed above; provided, that if Mr. Carson commences within such 12 month period new employment with compensation that is substantially comparable to such severance pay, Mr. Carson’s salary continuation and welfare benefits shall cease on the later of the date six months after the termination of employment with the company or the date Mr. Carson commences new employment; and (ii) all stock awards held by Mr. Carson as of the date of termination will immediately vest and become exercisable. Payment of the severance benefits is conditioned, among other things, on Mr. Carson delivering an effective, general release of claims in favor of the company and on his resignation from the company’s Board of Directors.
Under the terms of the company’s executive severance and arbitration agreements with Messrs. Carson, Burke, Halt, Finer and Thompson and Ms. Sergeeff, a change in control occurs in the event continuing directors (as defined in such agreements) cease to constitute at least a majority of the Board of Directors. However, the occurrence of a change in control under such agreements does not, by itself, trigger any payments. Such payments are only payable if, in addition to the change in control, the executive is terminated by the company without cause or the executive voluntarily terminates employment with the company with good reason within the time periods specified in such agreements. Notwithstanding the foregoing, in connection with the TiVo Acquisition, all then-existing named executive officers other than Mr. Halt and Mr. Burke agreed that such acquisition would not constitute a change in control of Rovi for purposes of eligibility to receive double-trigger severance benefits in connection with a termination following a change in control.  As a result, for Mr. Halt and Mr. Burke, upon completion of the TiVo Acquisition, (i) the acquisition constituted a change in control for purposes of their change in control benefits described above, (ii) certain outstanding Rovi equity compensation awards were converted into an equivalent equity award with respect to TiVo common stock, and (iii) certain performance restricted stock unit awards held by each of them vested, were cancelled or were converted into time-based performance restricted stock unit awards at the completion of the Mergers.
None of our Named Executives is entitled to any payments from the company in the event his or her employment by the company terminates as a result of death or disability. Furthermore, Mr. Halt and Ms. Sergeeff are not entitled to any payments from the company in the event his or her employment by the company terminates as the result of the voluntary or involuntary termination of his or her employment not in connection with a change in control of the company.
In the event that the company had terminated the employment of Mr. Halt, Ms. Sergeeff, Mr. Thompson or Mr. Finer without “cause” or any of such executives had voluntarily terminated with good reason on December 31, 2016, and this was within 90 days prior or 12 months following a change in control of the company, then: (i) Mr. Halt would be entitled to salary continuation having a value of $413,751, accelerated vesting of stock options having a value of $0, accelerated vesting of restricted stock having a value of $2,992,089, and healthcare benefit continuation having a value of $26,941, for a total value of $3,432,781; (ii) Ms. Sergeeff would be entitled to salary continuation having a value of $335,100, accelerated vesting of stock options having a value of $0, accelerated vesting of restricted stock having a value of $2,270,593, and healthcare benefit continuation having a value of $9,950, for a total value of $2,635,643 (iii) Mr. Thompson would be entitled to salary continuation having a value of $475,000, accelerated vesting of stock options having a value of $80,226, accelerated vesting of restricted stock having a value of $1,716,539, and healthcare benefit continuation having a value of $27,023, for a total value of $2,298,788 and (iv) Mr. Finer would be entitled to salary continuation having a value of $391,498, accelerated

COMPENSATION INFORMATION

vesting of stock options having a value of $39,702, accelerated vesting of restricted stock having a value of $3,158,717, and healthcare benefit continuation having a value of $25,337, for a total value of $3,615,254.
In August 2016, the company and Mr. Burke agreed that Mr. Burke would no longer serve as the company’s chief operating officer effective September 6, 2016. As part of that agreement, Mr. Burke agreed to work in a strategic advisory capacity until the end of the year to provide a seamless transition and assist the company in the initial stages of integration of the TiVo Acquisition. In connection with that agreement, Mr. Burke was treated as though the company had terminated his employment without cause, and Mr. Burke is being paid his regular base salary and certain welfare benefits for a period of up to 12 months immediately following the termination of employment, as well as his target bonus in a lump sum, having a total value of $834,523 comprised of the following: salary continuation having a value of $475,000, a target bonus payment of $332,500, and healthcare benefit continuation having a value of $27,023; provided, however, because these events occurred within a period beginning 90 days before or 12 months after a change in control: (i) these amounts would be adjusted in accordance with Mr. Burke’s executive severance and arbitration agreement as described above if, within the 12 month period immediately following his termination of employment, Mr. Burke commences new employment with compensation that is substantially comparable to his severance pay, and (ii) all stock awards held by Mr. Burke as of the date of termination immediately vested and became exercisable, with additional accelerated vesting of stock options having a value of $0 and additional accelerated vesting of restricted stock having a value of $2,645,291.
In the event the company had terminated Mr. Carson’s employment without cause, or Mr. Carson resigned for good reason on December 31, 2016, then Mr. Carson would be entitled to regular base pay, target bonus and certain welfare benefits for a period of 12 months immediately following the termination of employment having a total value of $3,110,545 comprised of the following: salary continuation having a value of $625,000, a target bonus payment of $625,000, accelerated vesting of stock options having a value of $0, accelerated vesting of restricted stock having a value of $1,833,490, and healthcare benefit continuation having a value of $27,055; provided, however, if such termination or resignation took place within a period beginning 90 days before or 12 months after a change in control: (i) these amounts would be adjusted in accordance with Mr. Carson’s amended and restated executive severance and arbitration agreement as described above if, within the 12 month period immediately following his termination of employment, Mr. Carson commences new employment with compensation that is substantially comparable to his severance pay, and (ii) all stock awards held by Mr. Carson as of the date of termination would immediately vest and become exercisable, with additional accelerated vesting of stock options having a value of $0 and additional accelerated vesting of restricted stock having a value of $8,033,868.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
Non-Employee Director Compensation Philosophy

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and

•	Compensating directors appropriately and adequately for their time, effort and experience.
The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending company meetings. The targeted competitive position for total annual compensation for our non-employee directors is at the 50th percentile of peers. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.
Each year, our compensation committee reviews non-employee director compensation levels with its compensation consultant and recommends to our Board, as it deems appropriate, changes to such compensation levels. Our director compensation for fiscal 2016 is described below.
Rovi (now TiVo Corporation) Non-Employee Director Compensation for Fiscal 2016

For 2016, each of Rovi’s non-employee directors, except for the chairman of the Board, received an annual cash retainer of $46,000, and the chairman of the Rovi Board received an annual cash retainer of $96,000. Each director serving on the committees of the Rovi’s Board of Directors received annual cash retainers in the following amounts: the chair of the audit committee received $23,500; each other member of the audit committee received $10,000; the chair of the compensation committee received $18,500; each other member of the compensation committee received $9,000; the chair of the corporate governance and nominating committee received $10,000; and each other member of the corporate governance and nominating committee receive $5,000. Rovi does not pay, and directors do not receive, any “per-meeting” fees as the annual retainer and respective committee fees are ascertained to provide proper compensation for board duties irrespective of the number of meetings held. Rovi does not pay, and directors do not receive, any fees for serving on the strategy committee of the Rovi board. Non-employee directors are also reimbursed for customary and usual travel expenses incurred attending company meetings.
For 2016, cash retainers payable to the each of Rovi’s non-employee directors, were paid in arrears for prior quarters, in four quarterly installments, i.e. on April 1 for first quarter service; July 1 for the second quarter service; October 1 for the third quarter service and January 2 for fourth quarter service. If a Rovi board member ceases serving prior to the end of a quarter, such Rovi board member’s retainer payment would be pro-rated for the time served during the quarter. Non-employee directors have the option to receive their board retainers in cash or in equity (in the form of fully-vested restricted stock), with an annual election form to be completed prior to the beginning of the year.
Stock Awards. Each Rovi non-employee director also received restricted stock under the 2008 Equity Plan. On July 1, 2016, each Rovi non-employee director, provided that he or she continued to serve as a member of Rovi’s board of directors, received an automatic annual restricted stock grant for the number of shares with a market value equal to $160,000 on the grant date. The restricted stock has a purchase price equal to $0.001 per share, par value, and is subject a one-year vesting schedule, with all of the shares vesting on the first anniversary of the Board grant date, in each case provided that such member remains on the Rovi board of directors through the applicable vesting date.
Non-Employee Director Limitation. The aggregate value of all compensation paid or granted to any Rovi non-employee director for services on the Rovi board with respect to any fiscal year beginning with 2016, including awards granted under the 2008 Equity Plan and cash fees paid by Rovi to such non-employee director, shall not exceed $700,000 in total value, calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes. The Rovi board may make exceptions to this limit in extraordinary circumstances, as the Rovi board determines in its discretion, provided that the director who is granted or paid such additional compensation may not participate in the decision to grant or pay such compensation.
Following the Mergers, TiVo Corporation’s Non-Employee Director Compensation for Fiscal 2016 was maintained at the above-described Rovi levels.

DIRECTOR COMPENSATION

TiVo Inc. Non-Employee Director Compensation for Fiscal 2016 (Prior to the Mergers)
Annual Cash Retainers. Messrs. Hinson and Moloney each received a retainer of $50,000 paid on a quarterly basis. In addition to such annual retainer paid to all non-employee directors of TiVo Inc. Mr. Hinson, as the Chairman of the Audit Committee received an additional annual retainer of $30,000.
Furthermore, Mr. Moloney, as a member of the Compensation Committee received an annual retainer of $7,500 and as a member of the Nominating and Governance Committee an annual retainer of $5,000 in addition to the $50,000 annual retainer paid to all non-employee directors.
In November 2015, the TiVo Inc. board approved additional annual retainer of $60,000 payable in quarterly installments to Mr. Moloney, in connection with his appointment as the Lead Independent Director of TiVo Inc. On March 23, 2016, the TiVo Inc. board reaffirmed Mr. Moloney as Lead Independent Director at the same compensation level.
Board and Committee Meeting Attendance Fees. Non-employee directors did not receive any additional compensation for their attendance at Board meetings. Non-employee directors, however, received an additional $2,000 for each Committee meeting they attend during the year for which they were a member of for which they attend at the request of such committee (paid quarterly).
Beginning December 11, 2015 through April 28, 2016, the date of the merger announcement with Rovi, Mr. Hinson received $2,500 per month as a non-executive member of the Search Committee, paid on a quarterly basis.
Annual Equity Grants. On July 11, 2016, the date of TiVo Inc. Annual Meeting of Stockholders, Messrs. Hinson and Moloney each received a restricted stock grant consisting of that number of shares of TiVo Inc.'s common stock calculated by dividing $160,000 by the closing trading price of a share of TiVo Inc.'s common stock on the date of grant, to vest 100% on the first anniversary of their grant subject to continued service. These shares were issued under the 2008 TiVo Plan and they accelerated in full upon the closing of the TiVo Acquisition. For treatment of restricted stock grants, see “Consideration Received By TiVo Inc. Directors in Connection with the Mergers” below.
Consideration Received by TiVo Inc. Directors in Connection with the Mergers. In connection with the consummation of the Mergers, all directors of TiVo Inc. received, with respect to TiVo Inc. stock options, restricted shares, restricted stock units and common stock held by such directors, the same consideration offered to all other holders of TiVo Inc. stock options, restricted shares, restricted stock units and common stock in the Mergers. Additional information regarding the consideration offered in the Mergers can be found in the Registration Statement on Form S-4 filed by the company on June 6, 2016, as amended by Amendment No. 1 to Form S-4 filed on July 8, 2016, Amendment No. 2 to Form S-4 filed on July 25, 2016 and Amendment No. 3 to Form S-4 filed on August 2, 2016.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the company to our non-employee directors for the fiscal year ended December 31, 2016.
DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g) (2)	Total ($)(h)
Alan L. Earhart	$74,500	$159,990					$234,490
Eddy W. Hartenstein	$48,813	$—					$48,813
Jeffrey T. Hinson	$102,389	$160,001				$8,216	$270,606
N. Steven Lucas	$65,000	$159,990					$224,990
James E. Meyer	$112,188	$159,990					$272,177
Daniel Moloney	$116,424	$160,001				$6,366	$282,791
Ruthann Quindlen	$38,500	$159,990					$198,490
Raghavendra Rau	$51,000	$159,990					$210,990
Glenn W. Welling	$—	$208,324					$208,324

(1)
Amounts disclosed under “Stock Awards” represent the aggregate grant date fair value of stock awards granted during fiscal 2016. The estimated fair value of stock awards is calculated based on the market price of our common stock on the date of grant. All non-employee directors were each granted restricted stock awards in the following amounts: Mr. Earhart - 10,296 shares, Mr. Meyer - 10,296 shares, Mr. Lucas - 10,296 shares, Ms. Quindlen - 10,296 shares, Mr. Hartenstein - 0 shares, Mr. Rau - 10,296 shares and Mr. Welling - 13,086 shares. Mr. Hinson and Mr. Moloney each received 15,504 shares of TiVo Inc. restricted stock awards during fiscal 2016 (all of which accelerated upon the closing of the TiVo Acquisition). The restricted stock has a purchase price equal to $0.001 per share, par value.

(2)
Amounts disclosed under “All Other Compensation” represent the aggregate incremental grant date fair value received upon acceleration of outstanding equity awards in connection with the TiVo Acquisition.

As of December 31, 2016, the following directors (or former director) held the following number of outstanding options: Mr. Earhart - 45,000 shares, all of which are exercisable; Mr. Meyer - 45,000 shares, all of which are exercisable; Ms. Quindlen - 15,000 shares, all of which are exercisable. Messrs. Hartenstein, Hinson, Lucas, Moloney, Rau and Welling do not hold any outstanding options.
As of December 31, 2016, the following directors held the following number of shares subject to unvested stock awards: Mr. Earhart - 10,296 shares, Mr. Meyer - 10,296 shares, Mr. Lucas - 27,105 shares, Mr. Hartenstein - 32,058 shares, Mr. Rau - 28,698 shares and Mr. Welling - 28,698 shares.

Employee Director Compensation for Fiscal 2016

Mr. Carson is an employee, and, accordingly, received salary as disclosed in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
From January 1, 2016 to the date of this report, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, nominee for director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as disclosed below and described above under “Executive Compensation”. There are no business relationships between us and any entity of which a director of the company is an executive officer or of which a director of the company owns an equity interest in excess of 10%, involving indebtedness in excess of 5% of our total consolidated assets for 2016 or involving payments for property or services in excess of 5% of our (or the other entity’s) consolidated gross revenues for 2016.
Procedures for Approval of Related Party Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Corporate Governance Guidelines, our Board of Directors reviews the relationships that each director has with the company and shall endeavor to have a majority of directors that are “independent directors” as defined by the SEC and NASDAQ rules. As part of the review process, the company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the company from each of our directors and officers and legal counsel and the chief accounting officer reviews the responses to these questionnaires and reports the any related party transactions to the audit committee. We may enter into arrangements in the ordinary course of our business that involve the company receiving or providing goods or services on a non-exclusive basis and at arm’s-length negotiated rates or in accordance with regulated price schedules with corporations and other organization in which a company director, executive officer or nominee for director may also be a director, trustee or investor, or have some other direct or indirect relationship.
Our Code of Conduct requires all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the company. Depending on the nature of the potential conflict, such related party transactions involving an employee require approval by our Ethics Compliance Officer, Chief Financial Officer or Chief Executive Officer. If such transaction is determined to be material to the company by our Ethics Compliance Officer, Chief Financial Officer or Chief Executive Officer, our audit committee must review and approve in writing in advance such related party transactions. All related party transactions involving the company’s directors or executive officers or members of their immediate families must be reviewed and approved in writing in advance by the audit committee.
LEGAL PROCEEDINGS
There are no material proceedings to which any director, officer or affiliate of the company, any owner of record or beneficially of more than five percent of any class of voting securities of the company, any associate of any such director, officer, affiliate of the company, or security holder is a party adverse to the company or any of its subsidiaries or has a material interest adverse to the company or any of its subsidiaries.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION
Annual Report. Our 2016 Annual Report on Form 10-K is available at www.proxyvote.com. We have filed our Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC. It is available at the SEC’s website at www.sec.gov and on our website at www.tivo.com. If you would like a copy of these materials, we will send them to you without charge upon written request to our Corporate Secretary at Two Circle Star Way, San Carlos, California 94070.
Stockholder Proposals for the 2018 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2018 annual meeting of stockholders, you may do so by following the procedures prescribed in the Exchange Act. To be eligible for inclusion in our proxy statement and proxy materials, you must deliver a copy of your proposal to our General Counsel and Corporate Secretary at 2160 Gold Street, San Jose, California 95002 no later than November 18, 2017, which we believe is a reasonable time before we print and mail our proxy materials. In addition, if a stockholder proposal is not submitted to us before December 27, 2017, then the proxy to be solicited by the Board of Directors for the 2018 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2018 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.
Proxy Solicitation Costs. We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders on our behalf by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We may also reimburse brokerage firms, fiduciaries and other persons representing beneficial owners of shares for their reasonable out-of-pocket expenses incurred in connection with forwarding voting information to the beneficial owners.
Electronic Distribution of Proxy Materials. We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. In addition to sending Notices of Availability rather than full sets of paper proxy materials, we have adopted another practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our Notice of Availability or other proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. If you would like to receive a printed copy of this year’s Notice of Availability or proxy materials, please call 1-800-542-1061 or write to us at: TiVo Corporation, 51 Mercedes Way, Edgewood, NY 11717, Attn: Response Center. If you share an address with another TiVo Corporation stockholder and would like to start or stop householding for your account, you can call 1-800-542-1061 or write to Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record, if any, and your account number(s). If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, the company will send you separate copies of documents mailed at least 30 days after receipt of your revocation.
If you would like to view future proxy statements and annual reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com or by visiting www.investordelivery.com. Your election to view these documents over the Internet will remain in effect until you revoke it. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. Please be aware that, if you choose to access those materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. We encourage you to help us reduce printing and mailing costs by signing up to receive future proxy mailings by email and allowing us to household annual meeting materials.

OTHER BUSINESS

OTHER BUSINESS
The Board of Directors does not presently intend to bring any other business before the meeting and, to the knowledge of the Board, no matters are to be acted upon at the meeting other than the matters described in this proxy statement. However, if any other business should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By Order of the Board of Directors

Thomas Carson, President & CEO
Dated: March 15, 2017
San Carlos, California

ANNEX A - ARTICLE X OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE X
10.1 Definitions. As used in this ARTICLE X, the following capitalized terms have the following meanings when used herein with initial capital letters:
“5-percent Transaction” means any Prohibited Transfer that is effectuated without a direct transfer of Securities.
“5-percent Stockholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g), provided that solely for purposes of Section 10.2(b) such term shall mean a Person or group of Persons having a Percentage Stock Ownership of 4.91%.
“Agent” has the meaning set forth in Section 10.5.
“Board of Directors” or “Board” means the board of directors of the Corporation.
“Common Stock” means any interest in Common Stock, par value $0.001 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other guidance issued thereunder.
“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-4(d) (but, for the avoidance of doubt, without regard for whether such options are treated as exercised under such Treasury Regulation) to purchase Securities of the Corporation, and (iv) any Stock.
“Effective Date” means September 7, 2016.
“Excess Securities” has the meaning given such term in Section 10.4.
“Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE X is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 10.12 of this ARTICLE X.

“Open Market Transaction” means a disposition of Common Stock over a public stock exchange as that term is used in the Treasury Regulations promulgated under Section 382.
“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) in the Corporation or, prior to the Effective Date of this ARTICLE X, in Rovi Corporation, for purposes of Section 382 of the Code.
“Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not mean a Public Group.
“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
“Prohibited Transfer” means any Transfer or purported Transfer to the extent that such Transfer is prohibited and/or void under this ARTICLE X. For the avoidance of doubt, the term Prohibited Transfer includes a 5-percent Transaction (i.e., a Prohibited Transaction effectuated with a direct transfer of Securities).
“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
“Purported Transferee” has the meaning set forth in Section 10.4.
“Securities” and “Security” each has the meaning set forth in Section 10.7.

ANNEX A - ARTICLE X OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.
“Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. Except as set forth in the next sentence, a Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include (i) the creation or grant of an option by the Corporation, (ii) the issuance of Stock by the Corporation, or (iii) a transaction that is excluded from the definition of “owner shift” by reason of Treasury Regulation § 1.382-2T(e)(ii).
“Transferee” means any Person to whom Corporation Securities are Transferred.
“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time, and any reference to any portions of any Treasury Regulation shall include any successor provisions.

10.2 Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE X, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio if such Transfer is described in subsection (a) or subsection (b), below.
(a) An attempted Transfer is described in this subsection (a) if the transferor is a 5-percent Stockholder and either (i) the attempted Transfer is not an Open Market Transaction, or (ii) the attempted Transfer would reduce the transferor’s Percentage Stock Ownership below the transferor’s lowest Percentage Stock Ownership during the 3-year period preceding the attempted Transfer; or
(b) An attempted Transfer is described in this subsection (b) if the transferee is a 5-percent Stockholder, related to a 5-percent Stockholder, or acting in coordination with a 5-percent Stockholder, or as a result of the attempted Transfer the transferee would become a 5-percent Stockholder, and either (i) the attempted Transfer is not an Open Market Transaction, or (ii) to the extent that the attempted Transfer (or any series of attempted Transfers of which such attempted Transfer is a part) the Percentage Stock Ownership of the transferee or any other 5-percent Stockholder would be increased.
10.3 Exceptions. The restrictions set forth in Section 10.2 shall not apply to an attempted Transfer that is a Prohibited Transfer if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 10.3, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE X through duly authorized officers or agents of the Corporation. Nothing in this Section 10.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

ANNEX A - ARTICLE X OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

10.4 Excess Securities.
(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Excess Securities shall be deemed to remain owned by the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 10.5 or until an approval is obtained under Section 10.3. Unless and until the Excess Securities are acquired by the Purported Transferee in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 10.4 or Section 10.5 shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE X, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this ARTICLE X as a condition to registering any transfer.
(c) If the attempted Transfer of the Excess Securities is described in Paragraph 10.2(a) and not Paragraph 10.2(b), the transferor shall promptly remit (i) to the Agent an amount sufficient to enable the Agent to acquire the Excess Securities in an Open Market Transaction for the account of the transferor and (ii) to the Corporation such amount as the Board determines represents any profit realized by the transferor in the transaction.
(d) If the attempted Transfer of the Excess Securities is described in Paragraph 10.2(b) (whether or not it is also described in Paragraph 10.2(a)), the provisions of Paragraph 10.5 shall apply.
10.5 Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 10.6 if the Agent rather than the Purported Transferee had resold the Excess Securities.
10.6 Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The

ANNEX A - ARTICLE X OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 10.6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 10.6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
10.7 Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Stockholder to violate a restriction on Transfers provided for in this ARTICLE X, the application of Section 10.5 and Section 10.6 shall be modified as described in this Section 10.7. In such case, no such 5-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Stockholder, following such disposition, not to be in violation of this ARTICLE X. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 10.5 and 10.6, except that the maximum aggregate amount payable either to such 5-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5-percent Stockholder or such other Person. The purpose of this Section 10.7 is to tailor the remedies for a Prohibited Transaction in Sections 10.2, 10.4 and 10.5 to situations in which there is a 5-percent Transaction, and this Section 10.7, along with the other provisions of this ARTICLE X, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
10.8 Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 10.5 (whether or not made within the time specified in Section 10.5), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 10.8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE X being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 10.5 to constitute a waiver or loss of any right of the Corporation under this ARTICLE X. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE X.
10.9 Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE X who knowingly violates the provisions of this ARTICLE X and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

10.10 Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE X or the status of the Tax Benefits of the Corporation.
10.11 Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE X bear the following legend:
“THE CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE

ANNEX A - ARTICLE X OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 10.3 of this ARTICLE X also bear a conspicuous legend referencing the applicable restrictions.

10.12 Authority of Board of Directors.
(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE X, including, without limitation, (i) the identification of 5-percent Stockholders, (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 10.6, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE X. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE X for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE X.
(b) Nothing contained in this ARTICLE X shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this ARTICLE X, (iii) modify the definitions of any terms set forth in this ARTICLE X or (iv) modify the terms of this ARTICLE X as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
(c) In the case of an ambiguity in the application of any of the provisions of this ARTICLE X, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE X requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE X. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE X. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE X to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE X through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE X shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
10.13 Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel,

ANNEX A - ARTICLE X OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE X, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
10.14 Benefits of this Article X. Nothing in this ARTICLE X shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE X. This ARTICLE X shall be for the sole and exclusive benefit of the Corporation and the Agent.
10.15 Severability. The purpose of this ARTICLE X is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE X or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE X.
10.16 Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE X, (1) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (2) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 26, 2017

TIVO CORPORATION

TIVO CORPORATION
C/O AMERICAN STOCK TRANSFER
ATTN: DONNA ANSBRO
59 MAIDEN LANE
NEW YORK, NY 10038

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 01, 2017
Date: April 26, 2017 **Time:** 9:00 AM PDT
Location: 2160 Gold Street
San Jose,
California 95002

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000313947_1 R1.0.1.15

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Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

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0000313947_2 R1.0.1.15

Voting items

The Board of Directors recommends you vote FOR for all nominees.

1. To elect the eight nominees for director named below to hold office as members of the Board of Directors until the 2018 annual meeting of stockholders.

Nominees

01 Thomas Carson
02 Alan L. Earhart
03 Eddy W. Hartenstein
04 Jeffrey T. Hinson
05 James E. Meyer
06 Daniel Moloney
07 Raghavendra Rau
08 Glenn W. Welling

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

3. Advisory vote to approve named executive officer compensation.

The Board of Directors recommends you vote 1 YEAR with respect to proposal 4.

The Board of Directors recommends you vote FOR proposal 5.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
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Cusip
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Sequence #
of # Sequence

0000313947_3 R1.0.1.15

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000313947_4 R1.0.1.15

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

TIVO CORPORATION
C/O AMERICAN STOCK TRANSFER
ATTN: DONNA ANSBRO
59 MAIDEN LANE
NEW YORK, NY 10038

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR for all nominees.

	For All	Withhold All	For All Except
1. To elect the eight nominees for director named below to hold office as members of the Board of Directors until the 2018 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Thomas Carson
02 Alan L. Earhart
03 Eddy W. Hartenstein
04 Jeffrey T. Hinson
05 James E. Meyer
06 Daniel Moloney
07 Raghavendra Rau
08 Glenn W. Welling

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR with respect to proposal 4.

	1 year	2 years	3 years	Abstain
4. Advisory vote on frequency of advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000313948_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-k are available at www.proxyvote.com.

TIVO CORPORATION
Annual Meeting of Stockholders
April 26, 2017
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas Carson and Peter Halt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TIVO CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on April 26, 2017, at the Company's corporate offices located at 2160 Gold Street, San Jose, California 95002 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3, 1 YEAR WITH RESPECT TO PROPOSAL 4 AND FOR PROPOSAL 5.

Continued and to be signed on reverse side

0000313948_2 R1.0.1.15